                                                                     EXHIBIT 4.9

================================================================================

                              RENT-A-CENTER, INC.,
                                    as Issuer

                            RENT-A-CENTER EAST, INC.,
                                COLORTYME, INC.,
                            RENT-A-CENTER WEST, INC.,
                                GET IT NOW, LLC,
                            RENT-A-CENTER TEXAS, L.P.
                                       and
                          RENT-A-CENTER TEXAS, L.L.C.,
                                  as Guarantors

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                                  -------------

                                    INDENTURE

                             Dated as of May 6, 2003

                                  -------------

                              Series A and Series B
                    7 1/2% Senior Subordinated Notes due 2010

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                       Indenture Section
310  (a)(1).................................................................             608
     (a)(2).................................................................             608
     (a)(3).................................................................             N.A.
     (a)(4).................................................................             N.A.
     (a)(5).................................................................             608
     (b)....................................................................             608
     (c)....................................................................             N.A.
311  (a)....................................................................             613
     (b)....................................................................             613
     (c)....................................................................             N.A.
312  (a)....................................................................             701
     (b)....................................................................             115
     (c)....................................................................             115
313  (a)....................................................................             703
     (b)(2).................................................................           703; 607
     (c)....................................................................           703; 106
     (d)....................................................................             703
314  (a)....................................................................     1019; 105; 106; 102
     (c)(1).................................................................             102
     (c)(2).................................................................             102
     (c)(3).................................................................             N.A.
     (e)....................................................................             102
     (f)....................................................................             N.A.
315  (a)....................................................................             601
     (b)....................................................................           602,105
     (c)....................................................................             601
     (d)....................................................................             601
     (e)....................................................................             515
316  (a) (last sentence)....................................................             315
     (a)(1)(A)..............................................................             512
     (a)(1)(B)..............................................................             513
     (a)(2).................................................................             N.A.
     (b)....................................................................             508
     (c)....................................................................             309
317  (a)(1).................................................................             503
     (a)(2).................................................................             504
     (b)....................................................................             1003
318  (a)....................................................................             117
     (b)....................................................................             N.A.
     (c)....................................................................             117

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                        Page
ARTICLE ONE. DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION...............................       1

     SECTION 101.    Definitions...................................................................       1
     SECTION 102.    Compliance Certificates and Opinions..........................................      22
     SECTION 103.    Form of Documents Delivered to Trustee........................................      23
     SECTION 104.    Acts of Holders...............................................................      23
     SECTION 105.    Notices, Etc., to Trustee, the Company and any Guarantor......................      24
     SECTION 106.    Notice to Holders; Waiver.....................................................      25
     SECTION 107.    Effect of Headings and Table of Contents......................................      25
     SECTION 108.    Successors and Assigns........................................................      25
     SECTION 109.    Separability Clause...........................................................      26
     SECTION 110.    Benefits of Indenture.........................................................      26
     SECTION 111.    Governing Law.................................................................      26
     SECTION 112.    Legal Holidays................................................................      26
     SECTION 113.    No Personal Liability of Directors, Officers, Employees,
                     Incorporators and Stockholders................................................      27
     SECTION 114.    Counterparts..................................................................      27
     SECTION 115.    Communications by Holders with Other Holders..................................      27
     SECTION 116.    Rules by Trustee, Note Registrar and Paying Agent.............................      27
     SECTION 117.    Trust Indenture Act Controls..................................................      27

ARTICLE TWO. SECURITY FORMS........................................................................      27

     SECTION 201.    Forms Generally...............................................................      27
     SECTION 202.    Restrictive Legends...........................................................      28
     SECTION 203.    Form of Securities............................................................      30

ARTICLE THREE. THE SECURITIES......................................................................      41

     SECTION 301.    Title and Terms...............................................................      41
     SECTION 302.    Denominations.................................................................      41
     SECTION 303.    Execution, Authentication, Delivery and Dating................................      42
     SECTION 304.    Temporary Securities..........................................................      43
     SECTION 305.    Note Registrar and Paying Agent, Registration of Transfer and
                     Exchange......................................................................      43
     SECTION 306.    Book-Entry Provisions for Global Notes........................................      44
     SECTION 307.    Special Transfer Provisions...................................................      45
     SECTION 308.    Mutilated, Destroyed, Lost and Stolen Securities..............................      55
     SECTION 309.    Payment of Interest; Interest Rights Preserved................................      56
     SECTION 310.    Persons Deemed Owners.........................................................      57
     SECTION 311.    Cancellation..................................................................      57
     SECTION 312.    Computation of Interest.......................................................      57
     SECTION 313.    CUSIP Numbers.................................................................      57
     SECTION 314.    Outstanding Securities........................................................      57
     SECTION 315.    Treasury Securities...........................................................      58

ARTICLE FOUR. SATISFACTION AND DISCHARGE...........................................................      58

     SECTION 401.    Satisfaction and Discharge of Indenture.......................................      58
     SECTION 402.    Application of Trust Money....................................................      59

ARTICLE FIVE. REMEDIES.............................................................................      60

     SECTION 501.    Events of Default.............................................................      60
     SECTION 502.    Acceleration of Maturity; Rescission and Annulment............................      62
     SECTION 503.    Collection of Indebtedness and Suits for Enforcement by Trustee...............      62
     SECTION 504.    Trustee May File Proofs of Claim..............................................      63
     SECTION 505.    Trustee May Enforce Claims Without Possession of Securities...................      63
     SECTION 506.    Application of Money Collected................................................      63
     SECTION 507.    Limitation on Suits...........................................................      64
     SECTION 508.    Unconditional Right of Holders to Receive Principal, Premium and
                     Interest......................................................................      65
     SECTION 509.    Restoration of Rights and Remedies............................................      65
     SECTION 510.    Rights and Remedies Cumulative................................................      65
     SECTION 511.    Delay or Omission Not Waiver..................................................      65
     SECTION 512.    Control by Holders............................................................      65
     SECTION 513.    Waiver of Past Defaults.......................................................      66
     SECTION 514.    Waiver of Stay or Extension Laws..............................................      66
     SECTION 515.    Undertaking for Costs.........................................................      67

ARTICLE SIX. THE TRUSTEE...........................................................................      67

     SECTION 601.    Certain Duties and Responsibilities...........................................      67
     SECTION 602.    Notice of Defaults............................................................      68
     SECTION 603.    Certain Rights of Trustee.....................................................      68
     SECTION 604.    Trustee Not Responsible for Recitals or Issuance of Securities................      70
     SECTION 605.    May Hold Securities...........................................................      70
     SECTION 606.    Money Held in Trust...........................................................      70
     SECTION 607.    Compensation and Reimbursement................................................      70
     SECTION 608.    Corporate Trustee Required; Eligibility.......................................      71
     SECTION 609.    Resignation and Removal; Appointment of Successor.............................      71
     SECTION 610.    Acceptance of Appointment by Successor........................................      73
     SECTION 611.    Merger, Conversion, Consolidation or Succession to Business...................      73
     SECTION 612.    Trustee's Application for Instructions from the Company.......................      73
     SECTION 613.    Preferential Collection of Claims Against the Company.........................      74

ARTICLE SEVEN. HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY....................................      74

     SECTION 701.    Company to Furnish Trustee Names and Addresses................................      74
     SECTION 702.    Disclosure of Names and Addresses of Holders..................................      74
     SECTION 703.    Reports by Trustee............................................................      74
     SECTION 704.    Notice of Defaults............................................................      75

ARTICLE EIGHT. MERGER AND CONSOLIDATION............................................................      75

     SECTION 801.    Company May Consolidate, Etc., Only on Certain Terms..........................      75
     SECTION 802.    Successor Substituted.........................................................      76

ARTICLE NINE. SUPPLEMENTS AND AMENDMENTS TO INDENTURE..............................................      76

     SECTION 901.    Supplemental Indentures Without Consent of Holders............................      76
     SECTION 902.    Supplemental Indentures with Consent of Holders...............................      77
     SECTION 903.    Execution of Supplemental Indentures..........................................      78
     SECTION 904.    Effect of Supplemental Indentures.............................................      78
     SECTION 905.    Conformity with Trust Indenture Act...........................................      79
     SECTION 906.    Reference in Securities to Supplemental Indentures............................      79
     SECTION 907.    Notice of Supplemental Indentures.............................................      79
     SECTION 908.    Effect on Senior Indebtedness.................................................      79

ARTICLE TEN. COVENANTS.............................................................................      80

     SECTION 1001.   Payment of Principal, Premium, if any, and Interest...........................      80
     SECTION 1002.   Maintenance of Office or Agency...............................................      80
     SECTION 1003.   Money for Security Payments to Be Held in Trust...............................      80
     SECTION 1004.   Corporate Existence...........................................................      81
     SECTION 1005.   Payment of Taxes and Other Claims.............................................      82
     SECTION 1006.   Maintenance of Properties.....................................................      82
     SECTION 1007.   Insurance.....................................................................      82
     SECTION 1008.   Compliance with Laws..........................................................      82
     SECTION 1009.   Limitation on Restricted Payments.............................................      82
     SECTION 1010.   Limitation on Indebtedness....................................................      84
     SECTION 1011.   Limitation on Layering........................................................      86
     SECTION 1012.   Limitation on Affiliate Transactions..........................................      86
     SECTION 1013.   Limitation on Restrictions on Distributions from Restricted
                     Subsidiaries..................................................................      87
     SECTION 1014.   Limitation on Sale or Issuance of Preferred Stock of Restricted
                     Subsidiaries..................................................................      88
     SECTION 1015.   Limitation on Liens...........................................................      88
     SECTION 1016.   Change of Control.............................................................      88
     SECTION 1017.   Limitation on Sales of Assets.................................................      89
     SECTION 1018.   Statement by Officers as to Default...........................................      90
     SECTION 1019.   Reporting Requirements........................................................      91
     SECTION 1020.   Future Guarantors.............................................................      91
     SECTION 1021.   Designation of Unrestricted Subsidiaries......................................      92
     SECTION 1022.   Limitation on Sale/Leaseback Transactions.....................................      92

ARTICLE ELEVEN. REDEMPTION OF SECURITIES...........................................................      92

     SECTION 1101.   Optional Redemption...........................................................      92
     SECTION 1102.   Applicability of Article......................................................      93
     SECTION 1103.   Election to Redeem; Notice to Trustee.........................................      93
     SECTION 1104.   Selection by Trustee of Securities to Be Redeemed.............................      93
     SECTION 1105.   Notice of Redemption..........................................................      93
     SECTION 1106.   Deposit of Redemption Price...................................................      94
     SECTION 1107.   Securities Payable on Redemption Date.........................................      95
     SECTION 1108.   Securities Redeemed in Part...................................................      95
     SECTION 1109.   Mandatory Redemption..........................................................      95
     SECTION 1110.   Offer to Purchase by Application of Excess Proceeds...........................      95

ARTICLE TWELVE. LEGAL DEFEASANCE AND COVENANT DEFEASANCE...........................................      97

     SECTION 1201.   Company's Option to Effect Legal Defeasance or Covenant
                     Defeasance....................................................................      97
     SECTION 1202.   Legal Defeasance and Discharge................................................      97
     SECTION 1203.   Covenant Defeasance...........................................................      98
     SECTION 1204.   Conditions to Legal Defeasance or Covenant Defeasance.........................      98
     SECTION 1205.   Deposited Money and Government Obligations to Be Held in Trust;
                     Other Miscellaneous Provisions................................................      99

     SECTION 1206.   Reinstatement.................................................................     100

ARTICLE THIRTEEN. SUBORDINATION OF SECURITIES......................................................     100

     SECTION 1301.   Securities Subordinate to Senior Indebtedness.................................     100
     SECTION 1302.   Payment over of Proceeds upon Dissolution, Etc................................     101
     SECTION 1303.   Suspension of Payment When Senior Indebtedness in Default.....................     101
     SECTION 1304.   Acceleration of Securities....................................................     102
     SECTION 1305.   When Distribution Must Be Paid Over...........................................     102
     SECTION 1306.   Notice by Company.............................................................     102
     SECTION 1307.   Payment Permitted If No Default...............................................     102
     SECTION 1308.   Subrogation to Rights of Holders of Senior Indebtedness.......................     103
     SECTION 1309.   Provisions Solely to Define Relative Rights...................................     103
     SECTION 1310.   Trustee to Effectuate Subordination...........................................     103
     SECTION 1311.   Subordination May Not Be Impaired by Company..................................     103
     SECTION 1312.   Distribution or Notice to Representative......................................     104
     SECTION 1313.   Notice to Trustee.............................................................     104
     SECTION 1314.   Reliance on Judicial Order or Certificate of Liquidating Agent................     104
     SECTION 1315.   Rights of Trustee as a Holder of Senior Indebtedness; Preservation of
                     Trustee's Rights..............................................................     105
     SECTION 1316.   Article Applicable to Paying Agents...........................................     105
     SECTION 1317.   No Suspension of Remedies.....................................................     105
     SECTION 1318.   Modification of Terms of Senior Indebtedness..................................     105
     SECTION 1319.   Trust Moneys Not Subordinated.................................................     105
     SECTION 1320.   Trustee Not Fiduciary for Holders of Senior Indebtedness......................     106

ARTICLE FOURTEEN. GUARANTEES.......................................................................     106

     SECTION 1401.   Note Guarantees...............................................................     106
     SECTION 1402.   Subordination of Note Guarantee...............................................     108
     SECTION 1403.   Limitation on Liability.......................................................     108
     SECTION 1404.   No Waiver.....................................................................     108
     SECTION 1405.   Modification..................................................................     108
     SECTION 1406.   Consolidation and Merger......................................................     108
     SECTION 1407.   Release of Guarantor..........................................................     109
     SECTION 1408.   Execution and Delivery of Note Guarantee......................................     109

                                    EXHIBITS

Exhibit A         FORM OF CERTIFICATE OF TRANSFER
Exhibit A         FORM OF CERTIFICATE OF EXCHANGE
Exhibit C         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                  INVESTOR
Exhibit D         FORM OF NOTE GUARANTEE
Exhibit E         FORM OF SUPPLEMENTAL INDENTURE

                  INDENTURE, dated as of May 6, 2003, among RENT-A-CENTER, INC., a Delaware corporation, having its principal office at 5700 Tennyson Parkway, Third Floor, Plano, Texas 75024 (the "Company"), the Guarantors (as defined herein), and The Bank of New York, as trustee (the "Trustee"), a New York banking corporation, having its Corporate Trust Office at 101 Barclay Street, 8th Floor West, New York, New York 10286.

                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of and issuance of (i) the Company's 7 1/2% Series A Senior Subordinated Notes due 2010 (the "Series A Notes"); and (ii) if and when issued in exchange for the Series A Notes as provided in a Registration Rights Agreement (as defined herein), the Company's 7 1/2% Series B Senior Subordinated Notes due 2010 (the "Series B Notes," and together with the Series A Notes, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company and each Guarantor has duly authorized the execution and delivery of this Indenture.

                  Upon the issuance of the Series B Notes or the effectiveness of the Shelf Registration Statement (as defined herein), this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required or deemed to be part of and to govern indentures qualified thereunder.

                  All things necessary have been done to make the Securities, when executed and duly issued by the Company and the Guarantors and authenticated and delivered hereunder by the Trustee or the Authenticating Agent, the valid and legally binding obligations of the Company and the Guarantors and to make this Indenture a valid and legally binding agreement of the Company and the Guarantors in accordance with their and its terms.

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE.

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                  SECTION 101.               Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                           (a) the terms defined in this Indenture have the meanings assigned to them in this Indenture, and words in the singular include the plural as well as the singular, and words in the plural include the singular as well as the plural;

                           (b) all other terms used herein which are defined in the TIA, either directly or by reference therein, or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein;

                           (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

                           (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                           (e)      the word "or" is not exclusive;

                           (f) "will" shall be interpreted to express a command;

                           (g) provisions of this Indenture apply to successive events and transactions;

                           (h) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and

                           (i) terms defined anywhere in this Indenture can be used before being defined.

                  "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business; (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; (iii) Capital Stock of any Person that at such time is a Restricted Subsidiary, acquired from a third party; provided, however, that, in the case of clauses (ii) and (iii), such Restricted Subsidiary is primarily engaged in a Related Business; or (iv) Capital Stock or Indebtedness of any Person which is primarily engaged in a Related Business; provided, however, for purposes of the covenant described under Section 1017, the aggregate amount of Net Available Cash permitted to be invested pursuant to this clause (iv) shall not exceed at any one time outstanding 5% of Consolidated Tangible Assets.

                  "Additional Securities" means additional Securities (other than the Initial Securities) issued under this Indenture in accordance with Sections 303 and 1010 hereof, as part of the same series as the Initial Securities.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent" means any Note Registrar, co-registrar, Paying Agent or additional paying agent.

                  "Apollo" means Apollo Management IV, L.P., and its Affiliates or any entity controlled thereby or any of the partners thereof.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

                  "Asset Disposition" means any sale, lease, transfer or other disposition of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory, equipment, obsolete assets or surplus personal property in the ordinary course of business, (iii) the sale of Temporary Cash Investments or Cash Equivalents in the ordinary course or business, (iv) a transaction or a series of related transactions in which either (x) the fair market value of the assets disposed of, in the aggregate, does not exceed 2.5% of the Consolidated Tangible Assets of the Company or (y) the EBITDA related to such assets does not, in the aggregate, exceed 2.5% of the Company's EBITDA, (v) the sale or discount (with or without recourse, and on commercially reasonable terms) of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable for notes receivable, (vi) the licensing of intellectual property in the ordinary course of business, (vii) an RTO Facility Swap, (viii) for purposes of the covenant contained in Section 1017 only, a disposition subject to the covenant contained in Section 1009 or (ix) a disposition of property or assets that is governed by the provisions of Article Eight.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with FAS 13) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Indebtedness or Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

                  "Bank Indebtedness" means any and all amounts, whether outstanding on the date of this Indenture or thereafter incurred, payable under or in respect of the Senior Credit Facility, including, without limitation, principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Restricted Subsidiary whether or not a claim for postfiling interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees, other monetary obligations of any nature and all other amounts payable thereunder or in respect thereof.

                  "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

                  "Board Resolution" means a copy of a resolution, certified by the appropriate officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

                  "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease.

                  "Cash Equivalents" means any of the following: (i) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (ii) time deposits, certificates of deposit or bankers' acceptances of (A) any lender under the Senior Credit Agreement or
(B) any commercial bank having capital and surplus in excess of $500 million and the commercial paper of the holding company of which is rated at least "A-2" or the equivalent thereof by S&P or at least "P-2" or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (iii) commercial paper rated at least "A-1" or the equivalent thereof by S&P or at least "P-1" or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of another nationally recognized rating agency), (iv) investments in money market funds complying with the risk limiting conditions of Rule 2a-7 or any successor rule of the SEC under the Investment Company Act, (v) repurchase obligations of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States Government, (vi) securities with maturities of one year or less from the date of acquisition, issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government, as the case may be, are rated at least "A" by S&P or "A" by Moody's, and (vii) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (ii) of this definition.

                  "Change of Control" means (i) any event occurs the result of which is that any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, becomes the beneficial owner as defined in Rules 13d-3 and 13d-5 under the Exchange Act except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire within one year directly or indirectly, of more than 50% of the Voting Stock of the Company or a Successor Company (as defined below) (including, without limitation, through a merger or consolidation or purchase of Voting Stock of the Company); provided, that the Permitted Holders do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; provided, further that the transfer of 100% of the Voting Stock of the Company to a Person that has an ownership structure identical to that of the Company prior to such transfer, such that the Company becomes a Wholly Owned Subsidiary of such Person, shall not be treated as a Change of Control for purposes of this Indenture; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (iii) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the

Company and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons (a "Group") (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder; or (iv) the adoption of a plan relating to the liquidation or dissolution of the Company.

                  "Clearstream" means Clearstream Banking, S.A.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Company" means Rent-A-Center, Inc., a Delaware corporation, or any and all successors thereto.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by an Officer of the Company with actual authority to bind the Company on such matters, and delivered to the Trustee.

                  "Consolidated Coverage Ratio" as of any date of determination means the ratio of (i) the aggregate amount of EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that: (1) if the Company or any Restricted Subsidiary (x) has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, or (y) has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination, or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period; (2) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition of any company or any business or any group of assets, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (and, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale); (3) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company or any business or any group of assets, including any such acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness and including the pro forma expenses and cost reductions calculated on a basis consistent with Regulation S-X of the Securities Act) as if such Investment or acquisition occurred on the first day of such period; and
(4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.

                  For purposes of this definition, whenever pro forma effect is to be given to an Asset Disposition, Investment or acquisition of assets, or any transaction governed by the provisions of Article Eight, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred or repaid, repurchased, defeased or otherwise discharged in connection therewith, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company, based on reasonable assumptions. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated at a fixed rate as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a fixed or floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be computed by applying, at the option of the Company or such Restricted Subsidiary, either a fixed or floating rate. If any Indebtedness which is being given pro forma effect was incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

                  "Consolidated Interest Expense" means, as to any Person, for any period, the total consolidated interest expense of such Person and its Subsidiaries determined in accordance with GAAP, minus, to the extent included in such interest expense, amortization or write-off of financing costs, plus, to the extent incurred by such Person and its Subsidiaries in such period but not included in such interest expense, without duplication, (i) interest expense attributable to Capitalized Lease Obligations and the interest component of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease, in accordance with GAAP, (ii) amortization of debt discount, (iii) interest in respect of Indebtedness of any other Person that has been Guaranteed by such Person or any Subsidiary, but only to the extent that such interest is actually paid by such Person or any Restricted Subsidiary, (iv) non-cash interest expense, (v) net costs associated with Hedging Obligations, (vi) the product of
(A) mandatory Preferred Stock cash dividends in respect of all Preferred Stock of Subsidiaries of such Person and Disqualified Stock of such Person held by Persons other than such Person or a Subsidiary multiplied by (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; and (vii) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest to any Person (other than the referent Person or any Subsidiary thereof) in connection with Indebtedness incurred by such plan or trust; provided, however, that as to the Company, there shall be excluded therefrom any such interest expense of any Unrestricted Subsidiary to the extent the related Indebtedness is not Guaranteed or paid by the

Company or any Restricted Subsidiary. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Agreements.

                  "Consolidated Net Income" means, as to any Person, for any period, the consolidated net income (loss) of such Person and its Subsidiaries before preferred stock dividends, determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not (as to the Company) a Restricted Subsidiary and (as to any other Person) an unconsolidated Person, except that (A) the referent Person's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the referent Person or a Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary, to the limitations contained in clause (iii) below) and (B) the net loss of such Person shall be included to the extent of the aggregate Investment of the referent Person or any of its Subsidiaries in such Person; (ii) any net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income (loss) of any Restricted Subsidiary (as to the Company) or of any Subsidiary (as to any other Person) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the Company, except that (A) such Person's equity in the net income of any such Subsidiary for such period shall be included in Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Subsidiary during such period to such Person or another Subsidiary as a dividend (subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the net loss of such Subsidiary shall be included in determining Consolidated Net Income; (iv) any extraordinary gain or loss; and (v) the cumulative effect of a change in accounting principles.

                  "Consolidated Tangible Assets" means, as of any date of determination, the total assets, less goodwill and other intangibles (other than patents, trademarks, copyrights, licenses and other intellectual property), shown on the balance sheet of the Company and its Restricted Subsidiaries as of the most recent date for which such a balance sheet is available, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of this Indenture in the book value of any asset (except any such intangible assets) owned by the Company or any of its Restricted Subsidiaries.

                  "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP; provided, however, that "Consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company in any Unrestricted Subsidiary will be accounted for as an Investment. The term "Consolidated" has a correlative meaning.

                  "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in the preamble top this Indenture or such other address as to which the Trustee may give notice to the Company.

                  "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement or arrangement (including derivative agreements or arrangements) as to which such Person is a party or a beneficiary.

                  "Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                  "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 307 hereof, substantially in the form provided in Section 203 except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Increases or Decreases in Global Note" attached thereto.

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

                  "Designated Senior Indebtedness" means (i) the Bank Indebtedness and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in the case of clauses (i), (ii) and (iii), on or prior to the 91st day after the Stated Maturity of the Securities.

                  "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

                  "EBITDA" means, as to any Person, for any period, the Consolidated Net Income for such period, plus the following to the extent included in calculating such Consolidated Net Income: (i) income tax expense,
(ii) Consolidated Interest Expense, (iii) depreciation expense (other than depreciation expense relating to rental merchandise), (iv) amortization expense, and (v) other non-cash charges or non-cash losses, and minus any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its Restricted Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Securities" means the Securities issued in an Exchange Offer pursuant to Section 307(e) hereof.

                  "Existing Senior Subordinated Notes" means Rent-A-Center East, Inc.'s 11% Senior Subordinated Notes due 2008, Series D.

                  "Foreign Subsidiary" means a Restricted Subsidiary of the Company that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect on the date of this Indenture (for purposes of the definitions of the terms "Consolidated Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income" and "EBITDA," all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions) and as in effect from time to time (for all other purposes of this Indenture), including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Section 203 issued in accordance with Section 201, 307(a)(iii), 307(a)(iv), 307(c)(ii) or 307(e) hereof.

                  "Global Note Legend" means the legend set forth in Section 2.02(c), which is required to be placed on all Global Notes issued under this Indenture.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other nonfinancial obligation of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or such other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection, or deposits made, in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means (i) Rent-A-Center East, Inc., ColorTyme, Inc., Rent-A-Center West, Inc., Get It Now, LLC, Rent-A-Center Texas, L.P., Rent-A-Center Texas, L.L.C., and (ii) any Domestic Subsidiary created or acquired by the Company after the date of this Indenture.

                  "Guarantor Senior Indebtedness" means, with respect to a Guarantor, the following obligations, whether outstanding on the date of this Indenture or thereafter incurred, without duplication: (i) any Guarantee of the Senior Credit Facility by such Guarantor and all other Guarantees by such Guarantor of Senior Indebtedness of the Company or Guarantor Indebtedness for any other Guarantor; and (ii) all obligations consisting of the principal of and premium and Liquidated Damages, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Guarantor regardless of whether post filing interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Guarantor, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that the obligations in respect of such Indebtedness are not senior in right of payment to the obligations of such Guarantor under the Guarantee; provided, however, that Guarantor Senior Indebtedness will not include (1) any obligations of such Guarantor to another Guarantor or any other Affiliate of the Guarantor or any such Affiliate's Subsidiaries, (2) any liability for Federal, state, local, foreign or other taxes owed or owing by such Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or other current liabilities (other than current liabilities which constitute Bank Indebtedness or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (3), (4) any Indebtedness, Guarantee or obligation of such Guarantor that is expressly subordinate or junior to any other Indebtedness, Guarantee or obligation of such Guarantor, including any Guarantor Senior Subordinated Indebtedness and Guarantor Subordinated Obligations of such Guarantor, (5) Indebtedness which is represented by redeemable Capital Stock or (6) that portion of any Indebtedness that is incurred in violation of this Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

                  "Guarantor Senior Subordinated Indebtedness" means with respect to a Guarantor, the obligations of such Guarantor under the Note Guarantee and any other Indebtedness of such Guarantor (whether outstanding on the date of this Indenture or thereafter incurred) that specifically provides that such Indebtedness is to rank pari passu in right of payment with the obligations of such Guarantor under the Note Guarantee and is not expressly subordinated by its terms in right of payment to any Indebtedness of such Guarantor which is not Guarantor Senior Indebtedness of such Guarantor.

                  "Guarantor Subordinated Obligation" means, with respect to a Guarantor, any Indebtedness of such Guarantor (whether outstanding on the date of this Indenture or thereafter incurred) which is expressly subordinated in right of payment to the obligations of such Guarantor under its Note Guarantee pursuant to a written agreement.

                  "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered in the Note Register.

                  "IAI Global Note" means a Global Note substantially in the form provided in Section 203 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

                  "incur" means issue, assume, enter into any Guarantee of, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Subsidiary. Any Indebtedness issued at a discount (including Indebtedness on which interest is payable through the issuance of additional Indebtedness) shall be deemed incurred at the time of original issuance of the Indebtedness at the initial accreted amount thereof.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication): (i) the principal of indebtedness of such Person for borrowed money, (ii) the principal of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all reimbursement obligations of such Person, including reimbursement obligations in respect of letters of credit or other similar instruments (the amount of such obligations being equal at any time to the aggregate then undrawn and unexpired amount of such letters of credit or other instruments plus the aggregate amount of drawings thereunder that have not then been reimbursed), (iv) all obligations of such

Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than one year after the date of placing such property in final service or taking final delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations and Attributable Debt of such Person, (vi) the redemption, repayment or other repurchase amount of such Person with respect to any Disqualified Stock or (if such Person is a Subsidiary of the Company) any Preferred Stock of such Subsidiary, but excluding, in each case, any accrued dividends (the amount of such obligation to be equal at any time to the maximum fixed involuntary redemption, repayment or repurchase price for such Capital Stock, or if such Capital Stock has no fixed price, to the involuntary redemption, repayment or repurchase price therefor calculated in accordance with the terms thereof as if then redeemed, repaid or repurchased, and if such price is based upon or measured by the fair market value of such Capital Stock, such fair market value shall be as determined in good faith by the Board of Directors or the board of directors of the issuer of such Capital Stock), (vii) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons, (viii) all Indebtedness of other Persons to the extent Guaranteed by such Person, and (ix) to the extent not otherwise included in this definition, net Hedging Obligations of such Person (such obligations to be equal at any time to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such time).

                  The amount of Indebtedness of any Person at any date shall be determined as set forth above or otherwise provided in this Indenture, or otherwise in accordance with GAAP.

                  "Indenture" means this Indenture, as amended or supplemented from time to time.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Securities" means the first $300,000,000 aggregate principal amount of Securities issued under this Indenture on the date hereof.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

                  "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement (including derivative agreement or arrangements) as to which such Person is party or a beneficiary; provided, however, any such agreements entered into in connection with the Securities shall not be included.

                  "Investment" in any Person by any other Person means any direct or indirect advance, loan or other extension of credit (other than to customers, directors, officers or employees of any Person in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Capital Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

                  "Leverage Ratio" means, with respect to any Person on any date of determination, the ratio of (1) total Indebtedness as of such date to (2) EBITDA for the period of four consecutive quarters most recently ended on such date.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Liquidated Damages" means the liquidated damages then owing under the Registration Rights Agreement.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of legal counsel, accountants and financial advisors), and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness that is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or that must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition or to any other Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets disposed of in such Asset Disposition and (iv) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

                  "Net Cash Proceeds" means, with respect to any issuance or sale of any securities of the Company or any Subsidiary by the Company or any Subsidiary, or any capital contribution, the cash proceeds of such issuance, sale or contribution net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees and expenses actually incurred in connection with such issuance, sale or contribution and net of taxes paid or payable as a result thereof.

                  "Non-Guarantor Subsidiary" means Legacy Drive Trust so long as Investments in Legacy Drive Trust are limited to amounts not in excess of amounts required and actually applied to finance the activities of Legacy Drive Trust in accordance with its trust instrument as the same is in effect as of the date of this Indenture (as may be amended or modified from time to time to the extent that such amendment or modification, taken as a whole, is not disadvantageous to the Holders of Securities).

                  In the event that Legacy Drive Trust ceases to be a Non-Guarantor Subsidiary, Legacy Drive Trust will become a Guarantor and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 Business Days of the date on which it ceased to be a Non-Guarantor Subsidiary.

                  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any Restricted Subsidiary (A) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (B) is directly or indirectly liable (as a guarantor or otherwise) and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Note Guarantee" means, individually, any Guarantee of payment of the Securities by a Guarantor pursuant to the terms of this Indenture, and, collectively, all such Guarantees. Each such Guarantee will be in the form prescribed in this Indenture.

                  "Officer" means the Chief Executive Officer, President, Chief Financial Officer, any Vice President, Controller, Secretary or Treasurer of the Company.

                  "Officer's Certificate" means a certificate signed by at least one Officer.

                  "Opinion of Counsel" means a written opinion from legal counsel. The counsel may be an employee of or counsel to the Company.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

                  "Permitted Holders" means Apollo and Mark E. Speese, their respective Affiliates and successors or assigns and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock.

                  "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in any of the following:

                           (i) a Restricted Subsidiary, the Company or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

                           (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

                           (iii)    Temporary Cash Investments or Cash
         Equivalents;

                           (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

                           (v) securities or other Investments received as consideration in connection with RTO Facility Swaps or in sales or other dispositions of property or assets made in compliance with the covenant contained in Section 1017;

                           (vi) securities or other Investments received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary, or as a result of foreclosure, perfection or enforcement of any Lien, or in satisfaction of judgments, including in connection with any bankruptcy proceeding or other reorganization of another Person;

                           (vii) Investments in existence or made pursuant to legally binding written commitments in existence on the date of this Indenture;

                           (viii)   Currency Agreements, Interest Rate
         Agreements and related Hedging Obligations, which obligations are incurred in compliance with the covenant contained in Section 1010;

                           (ix) pledges or deposits (A) with respect to leases or utilities provided to third parties in the ordinary course of business or (B) otherwise described in the definition of "Permitted Liens";

                           (x) Investment in a Related Business in an amount not to exceed $25 million in the aggregate; and

                           (xi) other Investments in an aggregate amount not to exceed the sum of $25 million and the aggregate non-cash net proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to the date of this Indenture (other than non-cash proceeds from an issuance or sale of such Capital Stock to a Subsidiary of the Company or an employee stock ownership plan or similar trust); provided, however, that the value of such non-cash net proceeds shall be as conclusively determined by the Board of Directors in good faith, except that in the event the value of any non-cash net proceeds shall be $50 million or more, the value shall be as determined in writing by an independent investment banking firm of nationally recognized standing.

                  "Permitted Liens" means: (i) Liens for taxes, assessments or other governmental charges not yet delinquent or the nonpayment of which in the aggregate would not be reasonably expected to have a material adverse effect on the Company and its Restricted Subsidiaries, or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Subsidiary, as the case may be, in accordance with GAAP; (ii) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not overdue for a period of more than 60 days or that are bonded or that are being contested in good faith and by appropriate proceedings; (iii) pledges, deposits or Liens in connection with workers' compensation, unemployment insurance and other social security legislation and/or similar legislation or other insurance-related obligations (including without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);
(iv) pledges, deposits or Liens to secure the performance of bids, tenders, trade, government or other contracts (other than for borrowed money), obligations for or under or in respect of utilities, leases, licenses, statutory obligations, surety, judgment and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) easements (including reciprocal easement agreements), rights-of-way, building, zoning and similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in the aggregate materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (vi) Liens existing on, or provided for under written arrangements existing on, the date of this Indenture, or (in the case of any such Liens securing Indebtedness of the Company or any of its Subsidiaries existing or arising under written arrangements existing on the date of this Indenture) securing any Refinancing Indebtedness in respect of such Indebtedness so long as the Lien securing such Refinancing Indebtedness is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or under such written arrangements could secure) the original Indebtedness; (vii) Liens securing Hedging Obligations incurred in compliance with the covenant contained in Section 1010; (viii) Liens arising out of judgments, decrees, orders or awards in respect of which the Company shall in good faith be prosecuting an appeal or proceedings for review which appeal or proceedings shall not have been finally terminated, or the period within which such appeal or proceedings may be initiated shall not have expired; (ix) Liens securing (A) Indebtedness incurred in compliance with clause (i), (iv) or (v) of the second paragraph of Section 1010 or clause (iii) thereof (other than Refinancing Indebtedness incurred in respect of Indebtedness described in the first paragraph thereof) or (B) Bank Indebtedness; (x) Liens on properties or assets of the Company securing Senior Indebtedness; (xi) Liens existing on property or assets of a Person at the time such Person becomes a Subsidiary of the Company (or at the time the Company or a Restricted Subsidiary acquires such property or assets); provided, however, that such Liens are not created in connection with, or in contemplation of, such other Person becoming such a Subsidiary (or such acquisition of such property or assets), and that such Liens are limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which such Liens arose, could secure) the obligations to which such Liens relate, (xii) Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary; (xiii) Liens securing the Securities; and (xiv) Liens securing Refinancing Indebtedness incurred in respect of any Indebtedness secured by, or securing any refinancing, refunding, extension, renewal or replacement (in whole or in part) of any other obligation secured by, any other Permitted Liens, provided that any such new Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the obligations to which such Liens relate.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

                  "Private Placement Legend" means the legend set forth in
Section 202(a) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Public Equity Offering" means a public sale of Capital Stock (other than Disqualified Stock) of the Company other than (A) public offerings with respect to the Company's Capital Stock registered on Form S-4 or Form S-8 and (B) other issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

                  "Purchase Money Obligations" means any Indebtedness of the Company or any Restricted Subsidiary incurred to finance the acquisition, construction or capital improvement of any property or business (including Indebtedness incurred within 90 days following such acquisition or construction), including Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person; provided, however, that any Lien on such Indebtedness shall not extend to any property other than the property so acquired or constructed.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Refinancing Indebtedness" means Indebtedness that is incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances" and "refinanced" shall have a correlative meaning) any Indebtedness existing on the date of this Indenture or incurred in compliance with this Indenture (including Indebtedness of the Company that refinances Indebtedness of any Restricted Subsidiary (to the extent permitted in this Indenture) and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Restricted Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that (i) the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being refinanced, (ii) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced, (iii) if the Indebtedness being refunded, refinanced, replaced, renewed, repaid, extended, defeased or discharged is Subordinated Obligations, such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Indebtedness being refunded, refinanced, replaced, renewed, repaid, extended, defeased or discharged, and (iv) such Refinancing Indebtedness is incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced, plus fees, underwriting discounts, premiums and other costs and expenses incurred in connection with such Refinancing Indebtedness; provided further, however, that Refinancing Indebtedness shall not include (x) Indebtedness of a Restricted Subsidiary that refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary.

                  "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of May 6, 2003 among (a) the Company, (b) the Guarantors and (c) Lehman Brothers Inc., J.P. Morgan Securities Inc., Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Inc., UBS Warburg LLC and Wachovia Securities, Inc., collectively as initial purchasers, relating to the Initial Securities as such agreement may be amended, modified or supplemented from time to time; and (ii) with respect to any Additional Securities, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Securities to register such Additional Securities under the Securities Act.

                  "Regular Record Date" means, with respect to any Interest Payment Date, the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Related Business" means those businesses, other than the car rental business, in which the Company or any of its Subsidiaries is engaged on the date of this Indenture or that are reasonably related or incidental thereto.

                  "Representative" means the trustee, agent or representative (if any) of an issue of Senior Indebtedness.

                  "Restricted Investment" means an Investment other than a Permitted Investment.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "RTO Facility" means any facility through which the Company or any of its Restricted Subsidiaries conducts the business of renting merchandise to its customers and any facility through which a franchisee of the Company or any of its Subsidiaries conducts the business of renting merchandise to customers.

                  "RTO Facility Swap" means an exchange of assets (including Capital Stock of a Subsidiary or the Company) of substantially equivalent fair market value, as conclusively determined in good faith by the Board of Directors, by the Company or a Restricted Subsidiary for one or more RTO Facilities or for cash, Capital Stock, Indebtedness or other securities of any Person owning or operating one or more RTO Facilities and primarily engaged in a Related Business; provided, however, that any Net Cash Proceeds received by the Company or any Restricted Subsidiary in connection with any such transaction must be applied in accordance with Section 1017.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 144A Global Note" means a Global Note substantially in the form set forth in Section 203 bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

                  "Rule 903" means Rule 903 promulgated under the Securities
Act.

                  "Rule 904" means Rule 904 promulgated the Securities Act.

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or such Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases (i) between the Company and a Restricted Subsidiary or (ii) required to be classified and accounted for as capitalized leases for financial reporting purposes in accordance with GAAP.

                  "SEC" means the Securities and Exchange Commission.

                  "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

                  "Securities" has the meaning assigned to it in the preamble to this Indenture. The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Initial Securities and any Additional Securities.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Credit Agreement" means the amended and restated credit agreement dated as of December 31, 2002, among the Company, Rent-A-Center East, Inc., the banks and other financial institutions party thereto from time to time, Comerica, N.A., as the documentation agent, NationsBank, N.A. as syndication agent, and JPMorgan Chase Bank, as administrative agent, as such agreement may be assumed by any successor in interest, and as such agreement may be further amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the Company, Rent-A-Center East, Inc., or any subsidiary of the Company as borrower, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise).

                  "Senior Credit Facility" means the collective reference to the Senior Credit Agreement, any Loan Documents (as defined therein), any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages, letter of credit applications and other security agreements and collateral documents, and other instruments and documents, executed and delivered pursuant to or in connection with any of the foregoing, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original agent and lenders or other agents and lenders or otherwise, and whether provided under the original Senior Credit Agreement or otherwise). Without limiting the generality of the foregoing, the term "Senior Credit Facility" shall include any agreement
(i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries of the Company as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

                  "Senior Indebtedness" means the following obligations, whether outstanding on the date of this Indenture or thereafter issued, without duplication: (i) all obligations consisting of Bank Indebtedness; and (ii) all obligations consisting of the principal of and premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether postfiling interest is allowed in such proceeding) on, and fees and other amounts owing in respect of, all other Indebtedness of the Company, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are not superior in right of payment to the Securities; provided, however, that Senior Indebtedness shall not include (A) any obligation of the Company to any Subsidiary or any other Affiliate of the Company, or any such Affiliate's Subsidiaries, (B) any liability for Federal, state, foreign, local or other taxes owed or owing by the Company, (C) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities) or other current liabilities (other than current liabilities which constitute Bank Indebtedness or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (C)), (D) any Indebtedness, Guarantee or obligation of the Company that is expressly subordinate or junior to any other Indebtedness, Guarantee or obligation of the Company, (E) Indebtedness which is represented by redeemable Capital Stock or
(F) that portion of any Indebtedness that is incurred in violation of this Indenture. If any Designated Senior Indebtedness is disallowed, avoided or subordinated pursuant to the provisions of Section 548 of Title 11 of the United States Code or any applicable state fraudulent conveyance law, such Designated Senior Indebtedness nevertheless will constitute Senior Indebtedness.

                  "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that (i) specifically provides that such Indebtedness is to rank pari passu with the Securities or is otherwise entitled Senior Subordinated Indebtedness and (ii) is not subordinated by its terms to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

                  "Shelf Registration Statement" has the meaning ascribed thereto in the Registration Rights Agreement.

                  "Significant Subsidiary" means (i) each Subsidiary that for the most recent fiscal year of such Subsidiary had consolidated revenues greater than $50.0 million or as at the end of such fiscal year had assets or liabilities greater than $50.0 million and (ii) any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. and its successors.

                  "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the date of this Indenture or thereafter incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person or (ii) one or more Subsidiaries of such Person.

                  "Successor Company" shall have the meaning assigned thereto in
Section 801.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations (x) of the United States of America or any agency thereof or obligations Guaranteed by the

United States of America or any agency thereof or (y) of any foreign country recognized by the United States of America rated at least "A" by S&P or "A-1" by Moody's, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital and surplus aggregating in excess of $250 million (or the foreign currency equivalent thereof), and whose long-term debt is rated "A" by S&P or "A-1" by Moody's,
(iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) or (ii) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P, (v) Investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's, (vi) any money market deposit accounts issued or offered by a domestic commercial bank or a commercial bank organized and located in a country recognized by the United States of America, in each case, having capital and surplus in excess of $250 million (or the foreign currency equivalent thereof), or investments in money market funds complying with the risk limiting conditions of Rule 2a-7 (or any short-term successor rule) of the SEC, under the Investment Company Act of 1940, as amended, and
(vii) similar short-term investments approved by the Board of Directors in the ordinary course of business.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

                  "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 202 hereof.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Unrestricted Global Note" means a permanent global Note substantially in the form provided in Section 203 that bears the Global Note Legend and that has the "Schedule of Increases or Decreases in Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Securities that do not bear the Private Placement Legend.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total consolidated assets of $100,000 or less or (B) if such Subsidiary has consolidated assets greater than $100,000, then such designation would be permitted under Section 1009. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, (x) the Company could incur at least $1.00 of additional Indebtedness under the first paragraph in the covenant contained in Section 1010 and (y) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company's Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                  "U.S. Person" means a U.S. Person as defined in Rule 902(o) under the Securities Act.

                  "Voting Stock" of an entity means all classes of Capital Stock of such entity then outstanding and normally entitled to vote in the election of directors or all interests in such entity with the ability to control the management or actions of such entity.

                  "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company, all of the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

                  Other Definitions.

                                                                                         Defined in
         Term                                                                             Section
         ----                                                                             -------
"Affiliate Transaction".............................................................        1012
"Asset Sale Offer"..................................................................        1110
"Authenticating Agent"..............................................................         303
"Authentication Order"..............................................................         303
"Blockage Notice"...................................................................         303
"Change of Control Offer"...........................................................        1016
"Covenant Defeasance"...............................................................        1203
"Defaulted Interest"................................................................         309
"DTC"...............................................................................         202
"Event of Default"..................................................................         501
"Excess Proceeds"...................................................................        1017

"Fairness Opinion"..................................................................        1012
"Guaranteed Obligations"............................................................        1401
"Initial Agreement".................................................................        1013
"Initial Lien"......................................................................        1015
"Legal Defeasance"..................................................................        1202
"Notice of Default".................................................................         501
"Offer Amount"......................................................................        1110
"Offer Period"......................................................................        1110
"Outstanding".......................................................................         314
"Paying Agent"......................................................................         305
"Payment Blockage Period"...........................................................        1303
"Permitted Debt"....................................................................        1010
"Purchase Date".....................................................................        1110
"Note Registrar"....................................................................         305
"Refinancing Agreement".............................................................        1013
"Restricted Payments"...............................................................        1009
"Special Interest Payment Date".....................................................         309
"Special Record Date"...............................................................         309
"Successor Company".................................................................         801

                  Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Securities;

                  "indenture security Holder" means a Holder of a Security;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

                  All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

                  SECTION 102.               Compliance Certificates and
Opinions.

                  Upon any application or request by the Company or any Guarantor to the Trustee to take any action under any provision of this Indenture, the Company and such Guarantor, as the case may be, shall furnish to the Trustee an Officer's Certificate in form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)), including certificates provided pursuant to Section 1018(a), must comply with the provisions of TIA Section 314(e) and shall include:

                           (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 103.               Form of Documents Delivered to
Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Securities unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 104.               Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company and the Guarantors, as the case may be. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee, the Company and the Guarantors, if made in the manner provided in this Section 104.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Note Register.

                  (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof (including in accordance with Section 308) in respect of anything done, omitted or suffered to be done by the Trustee, any Paying Agent or the Company or any Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

                  SECTION 105. Notices, Etc., to Trustee, the Company and any Guarantor.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                           (1) the Trustee by any Holder or by the Company or any Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or delivered in writing (which may be via facsimile) and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee and received at its Corporate Trust Office,
                  Attention: Corporate Trust Administration.

                           (2) the Company or any Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered, in writing, or mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it and received at the address of its principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

                  SECTION 106.               Notice to Holders; Waiver.

                  Where this Indenture provides for notice of any event to Holders by the Company, any Guarantor or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  If the Company or any Guarantor mails any notice or communication to any Holder, it shall mail a copy to each Agent and the Trustee at the same time.

                  SECTION 107.               Effect of Headings and Table of
Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 108.               Successors and Assigns.

                  All covenants and agreements in this Indenture and the Securities by the Company shall bind its successors and assigns, whether so expressed or not. All covenants and agreements in this Indenture and the Note Guarantees by each Guarantor shall bind its successors and assigns, whether so expressed or not, except as other wise provided in Section 1407. All agreements in this Indenture by the Trustee shall bind its successors and assigns, whether so expressed or not.

                  SECTION 109.               Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 110.               Benefits of Indenture.

                  Nothing in this Indenture, in the Securities or in the Note Guarantees, express or implied, shall give to any Person, (other than the parties hereto, any agent and their successors hereunder and each of the Holders and, with respect to any provisions hereof relating to the subordination of the Securities or the Note Guarantees or the rights of holders of Senior Indebtedness, the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 111.               Governing Law.

                  THIS INDENTURE, THE SECURITIES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. UPON THE ISSUANCE OF THE EXCHANGE SECURITIES OR THE EFFECTIVENESS OF THE SHELF REGISTRATION STATEMENT, THIS INDENTURE SHALL BE SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE U.S. FEDERAL COURTS, IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN, AND WAIVES ANY OBJECTION AS TO VENUE OR FORUM NON CONVENIENS.

                  SECTION 112.               Legal Holidays.

                  In any case where any interest payment date, any date established for payment of Liquidated Damages pursuant to the Registration Rights Agreement, any date established for payment of Defaulted Interest pursuant to Section 309 or redemption date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal, premium or Liquidated Damages, if any, or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the interest payment date or date established for payment of Defaulted Interest pursuant to Section 309, the Redemption Date, or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such interest payment date, redemption date or date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity, as the case may be, to the next succeeding Business Day.

                  SECTION 113. No Personal Liability of Directors, Officers, Employees, Incorporators and Stockholders.

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Securities, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

                  SECTION 114.               Counterparts.

                  This Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

                  SECTION 115.               Communications by Holders with
Other Holders.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Note Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 116.               Rules by Trustee, Note Registrar
and Paying Agent.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Note Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  SECTION 117.               Trust Indenture Act Controls.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties will control.

                                  ARTICLE TWO.

                                 SECURITY FORMS

                  SECTION 201.               Forms Generally.

                  The Securities shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. Each Security shall be dated the date of its authentication.

                  The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

                  Securities issued in global form will be substantially in the form provided in Section 203 hereof (including the Global Note Legend thereon as provided in Section 202 hereof and the "Schedule of Increase or Decrease in Global Note" in Section 203 hereof). Notes issued in definitive form will be substantially in the form of Section 203 hereof (but without the Global Note Legend thereon and without the "Schedule of Increase or Decrease in Global Note"). Each Global Note will represent such of the outstanding Securities as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee, at the direction of the Trustee or the Custodian, in accordance with instructions given by the Holder thereof as required by Section 307 hereof.

                  The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

                  The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

                  SECTION 202.               Restrictive Legends.

                  (a) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the following legend in substantially the following form:

                  THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF RENT-A-CENTER, INC. SO REQUESTS) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

                  (b) Notwithstanding the foregoing, any Global Note or Definitive Note (as defined below) issued pursuant to subparagraphs (a)(iv),
(b)(ii), (b)(iii), (c)(ii), (c)(iii), (d)(ii), (d)(iii) or (e) of

Section 307 (and all Securities issued in exchange therefor or substitution thereof) will not bear a Private Placement Legend.

                  (c) The Global Notes, whether or not a Series A Note, shall also bear the following legend on the face thereof:

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 306 AND 307 OF THE INDENTURE.

                  SECTION 203.               Form of Securities.

No. [__]                                              Principal Amount $[______]
                                                      CUSIP

                  7 1/2% [Series A] [Series B] Senior Subordinated Note due 2010

                  Rent-A-Center, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of [___________________] Dollars on May 1, 2010.

                  Interest Payment Dates: May 1st and November 1st, commencing May 1st 2003. Record Dates: April 15th and October 15th.

                  Additional provisions of this Security are set forth on the other side of this Security.

Dated:______________, 200_                      RENT-A-CENTER, INC.

                                                By: ____________________________
                                                    Name:
                                                    Title:

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION
THE BANK OF NEW YORK,

______________________________________
as Trustee, certifies
that this is one of the
Securities referred to
in the Indenture.

By: ___________________________________
    Authorized Signatory

             [FORM OF REVERSE SIDE OF SENIOR SUBORDINATED SECURITY]
         7 1/2% [Series A] [Series B] Senior Subordinated Note due 2010
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

1.       Interest

                  Rent-A-Center, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above.

                  The Company will pay interest semiannually in cash and in arrears to Holders of record at the close of business on the April 15th and October 15th immediately preceding the interest payment date on May 1st and November 1st of each year, commencing November 1st 2003. Interest on the Securities will accrue from the most recent date to which interest has been paid on the Securities or, if no interest has been paid, from May 6th 2003. The Company shall pay interest on overdue principal or premium, if any (plus interest on such interest to the extent lawful), at the rate borne by the Securities to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment

                  By at least 10:00 a.m. (New York City time) on the date on which any principal of or interest or Liquidated Damages on the Securities is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, Liquidated Damages, if any, and/or interest. The Company will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the 15th of April or the 15th of October next preceding the interest payment date even if the Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Securities in accordance with those instructions. All other payments on Securities will be made at the office or agency of the Paying Agent and Note Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the Note Register.

3.       Trustee, Paying Agent and Note Registrar

                  Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Trustee, Paying Agent and Note Registrar. The Company may appoint and change any Paying Agent, Note Registrar or co-registrar without notice to any Securityholder. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Note Registrar or co-registrar.

4.       Indenture

                  The Company issued the Securities under an Indenture dated as of May 6, 2003 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), among the Company, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general unsecured senior subordinated obligations of the Company initially issued in aggregate principal amount of $300,000,000, but subject to additional issuances from time to time under the Indenture. This Security is one of the Securities referred to in the Indenture. The Securities include the Series A Notes and any Series B Notes issued in exchange for the Series A Notes pursuant to the Indenture and the Registration Rights Agreement. The Series A Notes and the Series B Notes and any Additional Securities subsequently issued under the Indenture are treated as a single class of securities for all purposes under the Indenture including, without limitation, waivers, amendments, redemptions and offers to purchase. The Indenture imposes certain limitations on the incurrence of Indebtedness by the Company and its Restricted Subsidiaries, the payment of dividends on, and the purchase or redemption of, Capital Stock of the Company and its Restricted Subsidiaries, certain purchases or redemptions of Subordinated Indebtedness, the sale or transfer of assets and Capital Stock of Restricted Subsidiaries, investments of the Company and its Restricted Subsidiaries and transactions with Affiliates. In addition, the Indenture limits the ability of the Company and its Subsidiaries to restrict distributions and dividends from Restricted Subsidiaries.

5.       Optional Redemption

                  At any time prior to May 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities at a redemption price of 107.500% of the principal amount, plus accrued and unpaid interest to the redemption date and Liquidated Damages, if any, with the net cash proceeds of one or more Public Equity Offerings; provided, that: (i) at least 65% of the aggregate principal amount of Securities issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and (ii) the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

                  Except pursuant to the preceding paragraph, the Securities will not be redeemable at the Company's option prior to May 1, 2006.

                  Upon not less than 30 nor more than 90 days' notice, the Securities are redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after May 1, 2006 and prior to maturity. The Securities may be redeemed at the following redemption prices, expressed as a percentage of principal amount, plus accrued and unpaid interest to the redemption date and Liquidated Damages, if any, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on May 1st of the years set forth below:

        Year                                                                   Redemption Price
        ----                                                                   ----------------
2006..................................................................             103.750%
2007..................................................................             102.500%
2008..................................................................             101.250%
2009 and thereafter...................................................             100.000%

6.       Notice of Redemption

                  Notice of redemption will be mailed at least 30 days but not more than 90 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Mandatory Redemption

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

8.       Put Provisions

                  Upon a Change of Control, any Holder of Securities will have the right to cause the Company to repurchase all or any part of the Securities of such Holder at a repurchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase and Liquidated Damages, if any, as provided in, and subject to the terms of, the Indenture.

9.       Subordination and Ranking

                  The Securities are subordinated to Senior Indebtedness, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give them effect and appoints the Trustee as attorney-in-fact for such purpose. The Securities will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company.

10.      Denominations; Transfer; Exchange

                  The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Note Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Note Registrar need not register the transfer of or exchange of (i) any Security selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection or (ii) any Securities for a period beginning 15 days before an interest payment date and ending on such interest payment date.

11.      Persons Deemed Owners

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

12.      Unclaimed Money

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.      Defeasance

                  Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and Liquidated Damages, if any, and interest on the Securities to redemption or maturity, as the case may be.

14.      Amendment, Waiver

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities (including the Additional Securities, if any) and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities (including the Additional Securities, if any). Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article Five of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to secure the Securities, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to provide for the issuance of Series B Notes, or to provide for the issuance of Additional Securities in accordance with the limitations set forth in the Indenture, or to or to conform the text of the Indenture, the Note Guarantees or the Securities to any provision of the Description of Notes contained in the Offering Memorandum related to the Securities, dated as of May 1, 2003, to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees or the Securities. However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

15.      Defaults and Remedies

                  Under the Indenture, Events of Default include (i) a default in any payment of interest on, or Liquidated Damages, if any, with respect to, any Security when due (whether or not such payment is prohibited by Article Thirteen of the Indenture), continued for 30 days, (ii) a default in the payment of principal of, or premium on, if any, any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by Article Thirteen of the Indenture, (iii) the failure by the Company to comply with its obligations under Section 801 of the Indenture, (iv) the failure by the Company to comply for 30 days after written notice with any of its obligations under Sections 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017, 1019, 1020 or 1022 of the
Indenture (in each case, other than a failure to purchase Securities when required under Sections 1016 or 1017 of the Indenture), (v) the failure by the Company to comply for 60 days after notice with its other agreements contained in the Securities or the Indenture, (vi) the failure by the Company or any Significant Subsidiary to pay any Indebtedness within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million, (vii) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant

Subsidiary, (viii) the rendering of any judgment or decree for the payment of money in an amount (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) in excess of $50.0 million against the Company or a Significant Subsidiary that is not discharged, bonded or insured by a third Person if (A) an enforcement proceeding thereon is commenced or (B) such judgment or decree remains outstanding for a period of 90 days following such judgment or decree and is not discharged, waived or stayed; (ix) the failure of any Guarantee of the Securities by a Guarantor to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by any such Guarantor of its obligations under this Indenture or any Note Guarantee if such Default continues for 10 days; or the failure of Rent-A-Center East, Inc. to purchase, redeem, defease, retire or acquire all outstanding Existing Senior Subordinated Notes by August 30, 2003.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  A Default under clause (iv) or (v) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice.

                  If an Event of Default, other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Company, occurs and is continuing, either the Trustee, by notice to the Company, or the Holders of at least a majority in principal amount of the Outstanding Securities, by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all such Securities to be due and payable.

                  Certain events of bankruptcy, insolvency or reorganization are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default. Under certain circumstances, the Holders of a majority in principal amount of the Securites may rescind any such acceleration with respect to the Securities and its consequences.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security reasonably satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

16.      Trustee Dealings with the Company

                  Subject to certain limitations set forth in the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company, the Guarantors or their affiliates and may otherwise deal with the Company, the Guarantors or their affiliates with the same rights it would have if it were not Trustee.

17.      No Recourse Against Others

                  No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or any Guarantor under the Securities, the Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

18.      Authentication

                  This Security shall not be valid until an authorized signatory of the Trustee (or an Authenticating Agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

19.      Registration Rights

                  In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 6, 2003, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Securities, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Securities (collectively, the "Registration Rights Agreement").

20.      Abbreviations

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

21.      CUSIP Numbers

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

22.      Governing Law

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT PERMISSIBLE BY LAW) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                  The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

                        Rent-A-Center, Inc.
                        5700 Tennyson Parkway, Third Floor
                        Plano, Texas 75024
                           Attention of Robert D. Davis, Chief Financial Officer

                                 ASSIGNMENT FORM

                  To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:_______________________________
                                                  (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint_________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date: _________________

                                             Your Signature:____________________
                                                           (Sign exactly as your
                                                            name appears on the
                                                            face of this Note)

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 1016 or 1017 of the Indenture, check the appropriate box below:

                          - Section 1016     - Section 1017

                  If you want to elect to have only part of the Security purchased by the Company pursuant to Section 1016 or Section 1017 of the Indenture, state the amount you elect to have purchased:

                                             $_________________

Date:  _______________

                                             Your Signature: ___________________
                                                            (Sign exactly as
                                                            your name appears
                                                            on the face of this
                                                            Note)

                                             Tax Identification No.: ___________

Signature Guarantee*:  _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                        [TO BE ATTACHED TO GLOBAL NOTES]

                SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

                  The following increases or decreases in this Global Note have been made:

                Amount of decrease        Amount of increase       Principal Amount of          Signature of
                   in Principal              in Principal           this Global Note        authorized signatory
Date of           Amount of this            Amount of this           following such           Trustee or Notes
Exchange           Global Note               Global Note          decrease or increase           Custodian

                                 ARTICLE THREE.

                                 THE SECURITIES

                  SECTION 301.               Title and Terms.

                  The Company will issue $300,000,000 in aggregate principal amount of Securities on the date hereof. The Company may issue Additional Notes from time to time after the date hereof in unlimited principal amount. Any offering of Additional Notes is subject to compliance with Section 1010 of this Indenture. The Securities and any Additional Securities subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

                  The Series A Notes shall be known and designated as the "7 1/2% Series A Senior Subordinated Notes due 2010" of the Company. The Series B Notes shall be known and designated as the "7 1/2% Series B Senior Subordinated Notes due 2010" of the Company. The Stated Maturity of the Securities shall be May 1, 2010, and they shall bear interest at the rate of 7 1/2% per annum from May 6, 2003, or from the most recent interest payment date to which interest has been paid or duly provided for, payable semiannually in cash and in arrears to the Person in whose name the Security (or any predecessor Security) is registered at the close of business on the 15th of April and the 15th of October immediately preceding the interest payment date on May 1st and November 1st of each year, commencing the first May 1st or November 1st following the date such Security was originally issued. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

                  The principal of, premium and Liquidated Damages, if any, and interest on the Securities shall be payable, if a Holder has given wire transfer instructions to the Company, by the Company in accordance with those instructions. All other payments on Securities will be made at the office or agency of the Paying Agent and Note Registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth on the Note Register.

                  Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control pursuant to Section 1016.

                  The Securities shall be subject to repurchase by the Company pursuant to an Asset Disposition as provided in Section 1017.

                  The Securities shall be redeemable as provided in Article Eleven and in the Securities.

                  The Indebtedness evidenced by the Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Thirteen.

                  SECTION 302.               Denominations.

                  The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

                  SECTION 303.               Execution, Authentication, Delivery
and Dating.

                  The Securities shall be executed on behalf of the Company by one Officer and such Officer shall be either the President or the Chief Financial Officer of the Company. The signature of the Officer on the Securities may be a manual or facsimile signature of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities (an "Authentication Order"). The Trustee shall authenticate (i) the Initial Securities for original issue on the date hereof in the aggregate principal amount of $300,000,000; and (ii) upon delivery of any Authentication Order at any time and from time to time thereafter, Additional Securities and Exchange Securities for original issue in an aggregate principal amount specified in such Authentication Order. In each case, the Trustee shall be provided with an Officer's Certificate certifying that all conditions precedent to the issuance of Securities contained herein have been fully complied with and an Opinion of Counsel of the Company in connection with such authentication of Securities. Such order shall specify (a) the series of the Securities, (b) the amount of Securities to be authenticated and (c) the date on which the original issue of Series A Notes or Series B Notes is to be authenticated.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company or any Guarantor, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company or such Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 303 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities on behalf of the Trustee (the "Authenticating Agent"). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Agent to deal with Holders or the Company or its Affiliates.

                  SECTION 304.               Temporary Securities.

                  Pending the preparation of definitive Securities, the Company may execute, and upon an Authentication Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination. Temporary Securities shall be substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities, and as may be reasonably acceptable to the Trustee.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities and Holders of the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities and Holders of Definitive Securities.

                  SECTION 305. Note Registrar and Paying Agent, Registration of Transfer and Exchange.

                  The Company will maintain an office or agency, as provided in
Section 1002, where Securities may be presented for registration of transfer or for exchange and where Securities may be presented for payment. The Trustee is hereby initially appointed as security registrar (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Note Registrar") for the purpose of registering Securities and transfers of Securities as herein provided and the Trustee is hereby appointed as paying agent (the Trustee in such capacity, together with any successor of the Trustee in such capacity, the "Paying Agent") for the purpose of making payment on the Securities and the Trustee is hereby appointed to act as Custodian with respect to the Global Notes.

                  The Note Registrar will keep a register of the Securities and of their transfer and exchange (the "Note Register"). The Note Register shall be in written form in the English language or in any other form including computerized records, capable of being converted into such form within a reasonable time. At all reasonable times, the Note Register shall be open to inspection by the Trustee.

                  The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Note Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Note Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Note Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries or Affiliates may act as Paying Agent or Note Registrar.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

                  Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

                  SECTION 306.               Book-Entry Provisions for Global
Notes.

                  (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 202.

                  Participants shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

                  (b) A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

                  Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 308 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 306 or Section 304 or 308 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Security other than as provided in this Section 306(b), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 307.

                  (c) The registered Holder of a Global Note may grant proxies and otherwise authorize any person, including Participants and persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  SECTION 307.               Special Transfer Provisions.

                  (a) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                           (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Note Registrar to effect the transfers described in this Section 307(a)(i).

                           (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 307(a)(i) above, the transferor of such beneficial interest must deliver to the Note Registrar either:

                                    (A)      both:

                                             (1)      a written order from a
                           Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                             (2)      instructions given in
                           accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                                    (B)      both:

                                             (1)      a written order from a
                           Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                             (2)      instructions given by the
                           Depositary to the Note Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (A) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 307(e) hereof, the requirements of this Section 307(a)(ii) shall be deemed to have been satisfied upon receipt by the Note

                           Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 307(f) hereof.

                           (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 307(a)(ii) above and the Note Registrar receives the following:

                                    (A)      if the transferee will take
                  delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof;

                                    (B)      if the transferee will take
                  delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof; and

                                    (C)      if the transferee will take
                  delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (iv)     Transfer and Exchange of Beneficial
         Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 307(a)(ii) above and:

                                    (A)      such exchange or transfer is
                  effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities; or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B)      such transfer is effected pursuant
                  to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C)      such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D)      the Note Registrar receives the
                  following:

                                             (1)      if the holder of such
                           beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (1)(a) thereof; or

                                             (2)      if the holder of such
                           beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (iv), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 303 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                           Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

                  (b) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                           (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Note Registrar of the following documentation:

                                    (A)      if the holder of such beneficial
                  interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (2)(a) thereof;

                                    (B)      if such beneficial interest is
                  being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (1) thereof;

                                    (C)      if such beneficial interest is
                  being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (2) thereof;

                                    (D)      if such beneficial interest is
                  being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(a) thereof;

                                    (E)      if such beneficial interest is
                  being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit A hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                    (F)      if such beneficial interest is
                  being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(b) thereof; or

                                    (G)      if such beneficial interest is
                  being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 307(f) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 307(b) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Note Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Securities are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 307(b)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                           (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                                    (A)      such exchange or transfer is
                  effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B)      such transfer is effected pursuant
                  to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C)      such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D)      the Note Registrar receives the
                  following:

                                             (1)      if the holder of such
                           beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (1)(b) thereof; or

                                             (2)      if the holder of such
                           beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 307(a)(ii) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 307(f) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 307(b)(iii) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Note Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Securities are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 307(b)(iii) will not bear the Private Placement Legend.

                  (c) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                           (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Security for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Note Registrar of the following documentation:

                                    (A)      if the Holder of such Restricted
                  Definitive Note proposes to exchange such Security for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2)(b) thereof;

                                    (B)      if such Restricted Definitive Note
                  is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (1) thereof;

                                    (C)      if such Restricted Definitive Note
                  is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (2) thereof;

                                    (D)      if such Restricted Definitive Note
                  is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(a) thereof;

                                    (E)      if such Restricted Definitive Note
                  is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit A hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                                    (F)      if such Restricted Definitive Note
                  is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(b) thereof; or

                                    (G)      if such Restricted Definitive Note
                  is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit A hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the Rule 144A Global Note, in the case of clause
         (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                           (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Security for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                                    (A)      such exchange or transfer is
                  effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B)      such transfer is effected pursuant
                  to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C)      such transfer is effected by a
                  Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D)      the Note Registrar receives the
                  following:

                                             (1)      if the Holder of such
                           Definitive Notes proposes to exchange such Securities for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (1)(c) thereof; or

                                             (2)      if the Holder of such
                           Definitive Notes proposes to transfer such Securities to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Note Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           Upon satisfaction of the conditions of any of the subparagraphs in this Section 307(c)(ii), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                           (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Security for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                           If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs
         (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 303 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

                  (d) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 307(d), the Note Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Note Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Note Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 307(d).

                           (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Note Registrar receives the following:

                                    (A)      if the transfer will be made
                  pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (1) thereof;

                                    (B)      if the transfer will be made
                  pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications in item (2) thereof; and

                                    (C)      if the transfer will be made
                  pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit A hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                           (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                                    (A)      such exchange or transfer is
                  effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                                    (B)      any such transfer is effected
                  pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                                    (C)      any such transfer is effected by
                  the Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                                    (D)      the Note Registrar receives the
                  following:

                                             (1)      if the Holder of such
                           Restricted Definitive Notes proposes to exchange such Securities for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (1)(d) thereof; or

                                             (2)      if the Holder of such
                           Restricted Definitive Notes proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit A hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Note Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                           (iii)    Unrestricted Definitive Notes to
         Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Note Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

                  (e) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 303 hereof, the Trustee will authenticate:

                           (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Securities and (C) they are not affiliates (as defined in Rule 144) of the Company; and

                           (ii)     Unrestricted Definitive Notes in an
         aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

                  Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

                  (f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 311 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (g)      General Provisions Relating to Transfers and
Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 303 hereof, or at the Note Registrar's request.

                           (ii) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 304, 906, 1016, 1017, 1108 and 1110 hereof).

                           (iii) The Note Registrar will not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                           (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                           (v)      The Company will not be required:

                                    (A)      to issue, to register the transfer
                  of or to exchange any Securities during a period beginning at the opening of business 15 days before the day of any selection of Securities for redemption under Section 1104 hereof and ending at the close of business on the day of selection;

                                    (B)      to register the transfer of or to
                  exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part; or

                                    (C)      to register the transfer of or to
                  exchange a Security between a record date and the next succeeding interest payment date.

                           (vi)     Prior to due presentment for the
                  registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                           (vii) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of
                  Section 303 hereof.

                           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Note Registrar pursuant to this Section 307 to effect a registration of transfer or exchange may be submitted by facsimile.

                           (ix) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                           (x) The Company shall deliver to the Trustee an Officer's Certificate setting forth the dates on which the Restricted Period terminates.

                           (xi) The Note Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 306 or this Section 307. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Note Registrar.

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                           (xii)    The Trustee shall have no responsibility or

                  obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or other Person with respect to any ownership interest in the Securities, with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note in global form shall be exercised only through the Depository subject to the Applicable Procedures. The Trustee may rely and shall be fully protected and indemnified pursuant to Section 607 in relying upon information furnished by the Depository with respect to any beneficial owners, its members and participants.

                           (xiii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including without limitation any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation of evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION 308.               Mutilated, Destroyed, Lost and
Stolen Securities.

                  If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, each Guarantor, each Agent, any Authenticating Agent and the Trustee such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon receipt of an Authentication Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) in connection therewith.

                  Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, any Guarantor and any other obligor upon the Securities, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

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                  The provisions of this Section are exclusive and shall
preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 309.               Payment of Interest; Interest
Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the Person in whose name such Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to
Section 1002; provided, however, that each installment of interest shall be paid
(i) if such Person has given wire transfer instructions to the Company, by wire transfer to an account located in the United States maintained by the payee or
(ii) by mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 310, to the address of such Person as it appears in the Note Register.

                  Any interest on any Security which is payable, but is not paid when the same becomes due and payable and such nonpayment continues for a period of 30 days shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                           (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the "Special Interest Payment Date"), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a record date (the "Special Record Date") for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the Special Interest Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Interest Payment Date therefor having been so given, such Defaulted Interest shall be paid on the Special Interest Payment Date to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                           (b)      The Company may make payment of any
         Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

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                  Subject to the foregoing provisions of this Section, each
Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 310.               Persons Deemed Owners.

                  Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of, and premium and Liquidated Damages, if any, and (subject to Sections 305 and 309) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected by notice to the contrary.

                  SECTION 311.               Cancellation.

                  The Company at any time may deliver Securities to the Trustee for cancellation. The Note Registrar and Paying Agent will forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such canceled Securities (subject to the record retention requirement of the Exchange Act) in its customary manner. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

                  If the Company shall acquire any of the Securities other than as set forth in the preceding paragraph, the acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 311. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.

                  SECTION 312.               Computation of Interest.

                  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 313.               CUSIP Numbers.

                  The Company in issuing Securities may use "CUSIP" numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such "CUSIP" numbers in addition to serial numbers in notices of redemption and repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers, either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers. The Company will promptly notify the Trustee of any change in the CUSIP numbers.

                  SECTION 314.               Outstanding Securities.

                  The Securities "Outstanding" at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those

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described in this Section as not Outstanding. Except as set forth in Section 316 hereof, a Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 308 hereof, it ceases to be Outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

                  If the principal amount of any Security is considered paid under Section 401 hereof, it ceases to be Outstanding and interest on it ceases to accrue.

                  If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities will be deemed to be no longer Outstanding and will cease to accrue interest.

                  SECTION 315.               Treasury Securities.

                  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned will be so disregarded.

                                  ARTICLE FOUR.

                           SATISFACTION AND DISCHARGE

                  SECTION 401.               Satisfaction and Discharge of
Indenture.

                  This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when

                           (i)      either

                                    (A)      all Securities theretofore
                  authenticated and delivered (other than (1) Securities which have been lost, stolen or destroyed and which have been replaced or paid as provided in Section 308 and (2) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section
                  1003) have been delivered to the Trustee for cancellation; or

                                    (B)      all Securities not theretofore
                  delivered to the Trustee for cancellation

                                             (1)      have become due and
                           payable by reason of the making of a notice of redemption or otherwise; or

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                                             (2)      will become due and
                           payable at their Stated Maturity within one year; or

                                             (3)      are to be called for
                            redemption within one year under arrangements
                           satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company in the case of (1), (2) or (3) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in cash or Government Obligations sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal of, and premium, and Liquidated Damages, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                           (ii) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument or agreement to which the Company or any Guarantor of the Securities is a party or by which it is bound;

                           (iii) the Company or any Guarantor has paid or caused to be paid all sums payable hereunder by the Company or any Guarantor in connection with all the Securities including all fees and expenses of the Trustee;

                           (iv) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be; and

                           (v) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the termination of the Company's obligation hereunder have been satisfied.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (i) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive any such satisfaction and discharge.

                  SECTION 402.               Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any of its Affiliates or Subsidiaries acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, and premium and Liquidated Damages, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's

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and any Guarantor's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section
401; provided that if the Company has made any payment of principal of, or premium or Liquidated Damages, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE FIVE.

                                    REMEDIES

                  SECTION 501.               Events of Default.

                  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Thirteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                           (i) default in any payment of interest on, or Liquidated Damages, if any, with respect to, any Security when the same becomes due and such default continues for a period of 30 days whether or not such payment shall be prohibited by Article Thirteen;

                           (ii) default in the payment of the principal of, or premium on, any Security when the same becomes due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article Thirteen;

                           (iii)    the Company fails to comply with Section
         801;

                           (iv) the Company fails to comply with Section 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017, 1019, 1020 or
         1022 (other than a failure to purchase Securities when required under Section 1016 or 1017) and such failure continues for 30 days after the notice specified below;

                           (v) the Company fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (i), (ii), (iii) or (iv) above) and such failure continues for 60 days after the notice specified below;

                           (vi)     Indebtedness of the Company or any
         Significant Subsidiary is not paid within any applicable grace period after final maturity or the acceleration by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50 million;

                           (vii) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                                    (A)      commences a voluntary case;

                                    (B)      consents to the entry of an order
                  for relief against it in an involuntary case;

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                                    (C)      consents to the appointment of a
                  custodian of it or for any substantial part of its property;

                                    (D)      makes a general assignment for the
                  benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency; or

                           (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                                    (A)      is for relief against the Company
                  or any Significant Subsidiary in an involuntary case;

                                    (B)      appoints a custodian of the Company
                  or any Significant Subsidiary or for any substantial part of its property; or

                                    (C)      orders the winding up or
                  liquidation of the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days;

                           (ix) any judgment or decree for the payment of money in excess of $50 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) is rendered against the Company or any Significant Subsidiary that is not discharged, or bonded or insured by a third Person and either (A) an enforcement proceeding has been commenced upon such judgment or decree or (B) such judgment or decree remains outstanding for a period of 90 days following the entry of such judgment or decree and is not discharged, waived or stayed;

                           (x)      the failure of any Guarantee of the
         Securities by a Guarantor to be in full force and effect (except as contemplated by the terms thereof or of this Indenture) or the denial or disaffirmation in writing by any such Guarantor of its obligations under this Indenture or any Note Guarantee if such Default continues for 10 days; or

                           (xi) the failure of Rent-A-Center East, Inc. to purchase, redeem, defease, retire or acquire all outstanding Existing Senior Subordinated Notes by August 30, 2003.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  A Default under clause (iv) or (v) above shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clause
(iv) or (v), as the case may be, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv), (v) or (viii) above, its status and what action the Company is taking or proposes to take with respect thereto.

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                  If a Default occurs and is continuing and is actually known to a Trust Officer of the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, or premium and Liquidated Damages, if any, or interest, if any, on any Security, the Trustee may withhold such notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year.

                  SECTION 502.               Acceleration of Maturity;
Rescission and Annulment.

                  If an Event of Default (other than by reason of an Event of Default specified in Section 501(vii) or 501(viii)) occurs and is continuing, the Trustee by written notice to the Company, or the Holders of at least a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may declare the principal, and premium and Liquidated Damages, if any, and accrued and unpaid interest on all such then outstanding Securities to be due and payable immediately. Upon the effectiveness of such declaration, such principal, and premium and Liquidated Damages, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default specified in Section 501(vii) or 501(viii) occurs and is continuing, then the principal amount of, and interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. The Trustee may rely upon such notice of rescission without any independent investigation as to the satisfaction of the conditions in the preceding sentence. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  If an Event of Default specified in Section 501(i) or 501(ii) occurs and is continuing, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Guarantor (in accordance with the applicable Note Guarantee) and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Guarantor, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, including, seeking recourse against any Guarantor pursuant to the terms of any Note Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy including, without limitation, seeking recourse against any Guarantor pursuant to the terms of its Note Guarantee, or to enforce any other proper remedy, subject however to Section 513. No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

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                  SECTION 504.               Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company, the Guarantors or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, or premium or Liquidated Damages, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                           (i) to file proofs of claim for the whole amount of principal, and premium and Liquidated Damages, if any, and interest owing and unpaid in respect of the Securities, to take such other actions (including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter) and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                           (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or other similar official.

                  SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture, the Securities or the Note Guarantees may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 506.               Application of Money Collected.

                  Subject to Article Thirteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, or premium or Liquidated Damages, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

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                  FIRST: To the payment of all amounts due the Trustee under
         Section 607;

                  SECOND: To holders of Senior Indebtedness to the extent required by Article Thirteen;

                  THIRD: To the payment of the amounts then due and unpaid for principal of, and premium and Liquidated Damages, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, and premium and Liquidated Damages, if any, and interest, respectively; and

                  FOURTH: The balance, if any, to the Company or as a court of competent jurisdiction may direct, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

                  The Trustee may fix a record date and payment date for any payment to Holders of Securities pursuant to this Section 506.

                  SECTION 507.               Limitation on Suits.

                  No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                           (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                           (ii) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

                           (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

                           (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                           (v) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Note Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Note Guarantee, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

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                  SECTION 508.               Unconditional Right of Holders to
Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture (other than Article Thirteen), the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Eleven) and in such Security of the principal of, and premium and Liquidated Damages, if any, and (subject to Section 309) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or repurchase, or, in the case of Liquidated Damages, as provided in the Registration Rights Agreement) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509.               Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee of the Securities and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510.               Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511.               Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512.               Control by Holders.

                  The Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

                           (i) such direction shall not be in conflict with any rule of law or with this Indenture or any Note Guarantee,

                           (ii) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders not consenting, it being understood that (subject

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         to Section 601) the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders; and

                           (iii) subject to the provisions of Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 513.               Waiver of Past Defaults.

                  Subject to Sections 508 and 902, the Holders of a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities) may on behalf of the Holders of all the Securities, by written notice to the Trustee, waive any existing Default or Event of Default and its consequences under this Indenture or any Note Guarantee except a continuing Default or Event of Default in the payment of interest on, or premium or Liquidated Damages, if any, or the principal of, any such Security held by a non-consenting Holder, or in respect of a covenant or a provision which cannot be amended or modified without the consent of all Holders.

                  In the event that any Event of Default specified in Section 501(vi) shall have occurred and be continuing, such Event of Default and all consequences thereof (including without limitation any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 30 days after such Event of Default arose (i) the Indebtedness that is the basis for such Event of Default has been discharged, or (ii) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default, or (iii) if the Default that is the basis for such Event of Default has been cured.

                  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                  SECTION 514.               Waiver of Stay or Extension Laws.

                  The Company, the Guarantors and any other obligors upon the Securities, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company, any Guarantor or any such obligor from paying all or any portion of the principal of, or premium or Liquidated Damages, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company, any Guarantor and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

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                  SECTION 515.               Undertaking for Costs.

                  All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium or Liquidated Damages, if any, or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

                                  ARTICLE SIX.

                                  THE TRUSTEE

                  SECTION 601.               Certain Duties and
Responsibilities.

                  (a) Except during the continuance of a Default or an Event of Default,

                           (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and the Trustee should not be liable except for the performance of such duties as specifically set forth in the Indenture and no others; and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (ii) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions specifically required hereunder to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture, but not to verify the contents thereof.

                  (b) In case a Default or an Event of Default has occurred and is continuing of which a Trust Officer of the Trustee has actual knowledge or of which written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any other obligor of the Securities or by any Holder, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

                           (i) this paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section;

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                           (ii)     the Trustee shall not be liable for any
         error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the TIA.

                  SECTION 602.               Notice of Defaults.

                  Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such Default hereunder actually known to a Trust Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, or premium or Liquidated Damages, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Trust Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(iii) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless and until a Trust Officer of the Trustee shall have received written notice thereof from the Company at the Corporate Trust Office of the Trustee, except in the case of an Event of Default under Sections 501(i) or 501(ii) (provided that the Trustee shall have received notice from the Paying Agent as specified in Section 1003 if the Trustee is not the Paying Agent).

                  SECTION 603.               Certain Rights of Trustee.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (b) Subject to the provisions of TIA Sections 315(a) through 315(d):

                           (i) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon (whether in its original or facsimile form) any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter stated in the documents;

                           (ii) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request, Company Order or Authentication Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

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                           (iii)    whenever in the administration of this
         Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on its part, request and rely upon an Officer's Certificate or an Opinion of Counsel and shall not liable for any action it takes or omits to take in good faith reliance on such Officer's Certificate or Opinion of Counsel;

                           (iv) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                           (v) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses, losses and liabilities which might be incurred by it in compliance with such request or direction;

                           (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company as described in
         Section 607 of this Indenture and shall incur no liability of any kind by reason of such inquiry or investigation;

                           (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                           (viii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence; and

                           (ix) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (c) The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

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                  SECTION 604.               Trustee Not Responsible for
 Recitals or Issuance of Securities.

                  The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness and it shall not be responsible for the Company's use of the proceeds from the Securities. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of the proceeds of the Securities.

                  SECTION 605.               May Hold Securities.

                  The Trustee, any Paying Agent, any Note Registrar, any Authenticating Agent or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar, Authenticating Agent or such other agent. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 608 and 613 hereof.

                  SECTION 606.               Money Held in Trust.

                  All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust hereunder for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  SECTION 607.               Compensation and Reimbursement.

                  Each of the Guarantors and the Company, jointly and severally, agrees:

                           (i) to pay to the Trustee from time to time such compensation as shall be agreed to in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                           (ii) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, consultants and counsel and costs and expenses of collection), except any such expense, disbursement or advance as shall be determined by a court of competent jurisdiction to have been caused by its own negligence or willful misconduct; and

                           (iii) to indemnify each of the Trustee or any predecessor Trustee (and their respective directors, officers, stockholders, employees and agents) for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without gross negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust,

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         including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Holders of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, and premium and Liquidated Damages, if any, or interest on particular Securities.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(vii) or (viii), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

                  The provisions of this Section shall survive the termination of this Indenture. The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                  SECTION 608.               Corporate Trustee Required;
Eligibility.

                  There shall be at all times a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof which shall be eligible to act as Trustee under TIA Section 310(a)(1), (2) and (5), and which shall have an office in The City of New York and shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. If the Trustee does not have an office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 608, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 608, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 609.               Resignation and Removal;
Appointment of Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Section.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor

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trustee by written instrument executed by authority of the Board of Directors, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance required by this Section shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. The Trustee so removed may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee if no successor Trustee is appointed within 30 days of such removal.

                  (d)      If at any time:

                           (i) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                           (ii)     the Trustee shall cease to be eligible under
         Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                           (iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a custodian of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Holder who has been a bona fide Holder of a Security for at least six months may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of the new Corporate Trust Office of the Trustee.

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                  SECTION 610.               Acceptance of Appointment by
Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Notwithstanding the replacement of the Trustee pursuant to this Section 610, the Company's obligations under Section 607 shall continue for the benefit of the retiring Trustee with regard to expenses and liabilities incurred by it and compensation earned by it prior to such replacement or otherwise under the Indenture. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  SECTION 611. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities. In case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                  SECTION 612. Trustee's Application for Instructions from the Company.

                  Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 610, the Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.

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                  SECTION 613.               Preferential Collection of Claims
Against the Company.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE SEVEN.

                HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

                  SECTION 701.               Company to Furnish Trustee Names
and Addresses.

                  The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If and so long as the Trustee is not the Note Registrar, the Company will comply with TIA Section 312(a) and will furnish or cause to be furnished to the
Trustee:

                  (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

                  (b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished.

                  SECTION 702.               Disclosure of Names and Addresses
of Holders.

                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 703.               Reports by Trustee.

                  Within 60 days after May 15 of each year commencing May 15, 2004, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on Officer's Certificates).

                  The Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to Holders shall be filed by the Trustee with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

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                  SECTION 704.               Notice of Defaults.

                  The Company is required to deliver to the Trustee, within 10 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Company is taking or proposes to take in respect thereof.

                                 ARTICLE EIGHT.

                            MERGER AND CONSOLIDATION

                  SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

                  The Company will not, in a single transaction or series of related transactions, consolidate with or merge with or into, or convey or transfer all or substantially all its assets to any Person, unless:

                           (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and hereunder;

                           (ii) immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

                           (iii) immediately before and after giving effect to such transaction, the Company or the Successor Company, if the Company is not the continuing obligor under this Indenture, shall at the time of such transaction or series of transactions, after giving pro forma effect to such transaction as if such transaction or series of transaction had occurred on the first day of the four quarter period ending on or immediately prior to the date of such transaction, be able to incur at least $1.00 of Indebtedness pursuant to clause (a) of
         Section 1010; and

                           (iv) the Company shall have delivered to the Trustee an Officer's Certificate, stating that (1) such Officers are not aware of any Default or Event of Default that shall have happened and be continuing and (2) such consolidation, merger or transfer and such supplemental indenture comply with this Indenture; provided that no Officer's Certificate will be required as to matters described in clause (A)(1) of this clause (iv) for a consolidation, merger or transfer described in the last paragraph of this Section 801, and (B) an Opinion of Counsel, stating that such consolidation, merger or transfer and such supplemental indenture comply with this Indenture, both in the form required by this Indenture; provided that (1) in giving such opinion such counsel may rely on such Officer's Certificate as to any matters of fact (including without limitation as to compliance with the foregoing clauses (ii) and (iii)), and (2) no Opinion of Counsel will be required for a consolidation, merger or transfer described in the last paragraph of this Section 801.

                  In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

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                  Notwithstanding the foregoing clauses (ii) and (iii), (x) any
Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (y) the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction to realize tax or other benefits.

                  SECTION 802.               Successor Substituted.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 801 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein and the predecessor Company shall be relieved from the obligation to pay the principal of and interest on the Securities except in the case of a sale of less than all of the Company's assets.

                                  ARTICLE NINE.

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE

                  SECTION 901.               Supplemental Indentures Without
Consent of Holders.

                  Notwithstanding Section 902 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Securities, in form satisfactory to the Trustee, at any time or from time to time, without the consent of any Holder of a Security, for any of the following purposes:

                           (i) to cure any ambiguity, omission, defect or inconsistency; or

                           (ii) to provide for uncertificated Securities in addition to or in place of certificated Securities, provided, however that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code; or

                           (iii) to add Guarantees with respect to the Securities (including those of Guarantors); or

                           (iv) to provide for the assumption by a successor corporation, partnership, trust or limited liability company of the obligations of the Company hereunder; or

                           (v)      to secure the Securities; or

                           (vi) to confirm and evidence the release and discharge of any Guarantee of the Securities or Lien with respect to or securing the Securities when such release and discharge is permitted by and provided for hereunder; or

                           (vii) to provide that any Indebtedness that becomes or will become an obligation of the Successor Company pursuant to a transaction governed by Section 801 (and that

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         is not a Subordinated Obligation) is Senior Subordinated Indebtedness
         for purposes of this Indenture; or

                           (viii) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company; or

                           (ix) to make any other change that does not adversely affect the rights of any Holder; or

                           (x) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the TIA; or

                           (xi) to provide for the issuance of Additional Securities in accordance with the limitations set forth in this Indenture as of the date hereof; or

                           (xii) to conform the text of this Indenture, the Note Guarantees or the Securities to any provision of the Description of Notes contained in the Offering Memorandum related to the Securities, dated as of May 1, 2003, to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Securities.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, the Note Guarantees or the Securities, and upon receipt by the Trustee of the documents described in Section 603 hereof, the Trustee will join with the Company and the Guarantors, subject to Section 903, in the execution of any amended or supplemental indenture, Note Guarantees or Securities authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

                  SECTION 902.               Supplemental Indentures with
Consent of Holders.

                  With the consent of the Holders of at least a majority in principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for the Securities and including, without limitation, Additional Securities, if any), the Company, the Guarantors, and the Trustee may enter into an amendment, waiver or supplement to this Indenture, the Note Guarantees or the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Note Guarantees or the Securities or of modifying in any manner the rights of the Holders under this Indenture, the Note Guarantees or the Securities; provided, however, that no such amendment, waiver or supplement shall, without the consent of the Holder of each Outstanding Security affected thereby (with respect to any Securities held by a nonconsenting Holder of the Securities):

                           (i) reduce the principal amount of Securities whose Holders must consent to an amendment; or

                           (ii) reduce the stated rate of or extend the stated time for payment of interest on any Security; or

                           (iii) reduce the principal of or extend the Stated Maturity of any Security; or

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                           (iv)     reduce the premium payable upon the
         redemption or repurchase of any Security or change the time at which any Security may be redeemed as described in Section 1101; or

                           (v) make any Security payable in money other than that stated in the Security; or

                           (vi) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

                           (vii) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

                           (viii) make any change to the subordination provisions of this Indenture that adversely affects the rights of any Holder.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any amendment, waiver or supplement of this Indenture, the Note Guarantees or the Securities as provided in this Section, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Securities as aforesaid, and upon receipt by the Trustee of the documents described in Section 603 hereof, the Trustee will join with the Company, subject to Section 903, in the execution of such amendment, waiver or supplement.

                  The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment waiver or supplement of this Indenture, the Note Guarantees or the Securities. It is sufficient if such consent approves the substance of such proposed amendment, waiver or supplement.

                  SECTION 903.               Execution of Supplemental
Indentures.

                  The Trustee may, but shall not be obligated to, enter into any amendment, waiver or supplement of this Indenture, the Note Guarantees or the Securities which affects the Trustee's own rights, duties or immunities, as determined by the Trustee in its sole discretion under this Indenture, the Note Guarantees, the Securities or otherwise. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In signing or refusing to sign any amendment, waiver or supplement permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amendment, waiver or supplement is authorized or permitted by this Indenture.

                  SECTION 904.               Effect of Supplemental Indentures.

                  Upon the execution of any supplement, amendment or waiver of this Indenture, the Note Guarantees or the Securities under this Article, this Indenture, the Note Guarantees or the Securities, as applicable, shall be modified in accordance therewith, and such supplement, amendment or waiver shall form a part of this Indenture, the Note Guarantees and/or the Securities, as applicable, for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby (except as provided in Section 902).

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                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an Outstanding Security is a continuing consent by the Holder of the Outstanding Security and every subsequent Holder of an Outstanding Security or portion of an Outstanding Security that evidences the same debt as the consenting Holder's Outstanding Security, even if notation of the consent is not made on any Security. However, any such Holder of an Outstanding Security or subsequent Holder of an Outstanding Security may revoke the consent as to its Outstanding Security if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  SECTION 905.               Conformity with Trust Indenture
Act.

                  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the TIA as then in effect.

                  SECTION 906.               Reference in Securities to
Supplemental Indentures.

                  Securities authenticated and delivered after the execution of any supplement, amendment or waiver of this Indenture, the Note Guarantees or the Securities pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplement, amendment or waiver. If the Company or the Trustee shall so determine, new Securities so modified as to conform to any such supplement, amendment or waiver may be prepared and executed by the Company, and the Guarantors and the Company shall issue and the Trustee shall authenticate a new Security that reflects the changed terms, the cost and expense of which will be borne by the Company in exchange for Outstanding Securities.

                  Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 907.               Notice of Supplemental Indentures.

                  Promptly after the execution by the Company, the Guarantors and the Trustee of any supplement, amendment or waiver of this Indenture, the Note Guarantees or the Securities pursuant to the provisions of Section 902, the Company shall make any required filing with the SEC and shall, upon request by any Holder, give notice thereof to such Holder, in the manner provided for in
Section 106, setting forth in general terms the substance of such supplement, amendment or waiver. The failure to give such notice to all the Holders, or any defect therein, will not impair or affect the validity of such supplement, amendment or waiver.

                  SECTION 908.               Effect on Senior Indebtedness.

                  No supplement, amendment or waiver of this Indenture, the Note Guarantees or the Securities shall adversely affect the rights of any holders of Senior Indebtedness under Article Thirteen unless the requisite holders of each issue of Senior Indebtedness affected thereby shall have consented to such supplement, amendment or waiver.

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                                  ARTICLE TEN.

                                   COVENANTS

                  SECTION 1001. Payment of Principal, Premium, if any, and Interest.

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of, and premium and Liquidated Damages, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                  SECTION 1002.              Maintenance of Office or Agency.

                  The Company will maintain in The City of New York, an office or agency where the Securities may be presented or surrendered for payment, where, if applicable, the Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.              Money for Security Payments to Be
Held in Trust.

                  If the Company or any of its Subsidiaries or Affiliates shall at any time act as Paying Agent, the Company will, on or before each due date of the principal of, or premium or Liquidated Damages, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of, or premium or Liquidated Damages, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure to so act.

                  Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of, or premium or Liquidated Damages, if any, or interest on any Securities, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) that shall be available to the Trustee by 11:00 a.m. Eastern Standard Time on such due date sufficient to pay the principal, premium and Liquidated Damages, if any, and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium and Liquidated Damages, if any, and interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure to so act.

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                  The Company will cause each Paying Agent (other than the
Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                           (i) hold all sums held by it for the payment of the principal of, and premium and Liquidated Damages, if any, and interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                           (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, or premium or Liquidated Damages, if any, or interest; and

                           (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Securities.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium or Liquidated Damages, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, Liquidated Damages or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment to the Company, may at the expense of the Company cause to be published once, in a leading daily newspaper (if practicable, The Wall Street Journal (Eastern Edition)) printed in the English language and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 1004.              Corporate Existence.

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and that of each Restricted Subsidiary and the corporate rights (charter and statutory) licenses and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence (except the Company) right, license or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, disadvantageous in any material respect to the Holders.

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                  SECTION 1005.              Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or lien upon the property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

                  SECTION 1006.              Maintenance of Properties.

                  The Company will cause all material properties owned by the Company or any Restricted Subsidiary or used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in normal condition, repair and working order and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not adverse in any material respect to the Holders.

                  SECTION 1007.              Insurance.

                  To the extent available at commercially reasonable rates, the Company will maintain, and will cause its Restricted Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses, of similar size in their country of organization, including professional and general liability, property and casualty loss, workers' compensation and interruption of business insurance. In the event the Company determines that insurance satisfying the first sentence of this Section 1007 is not available at commercially available rates, it shall provide an Officer's Certificate to such effect to the Trustee and the Trustee may conclusively rely on the determinations set forth therein.

                  SECTION 1008.              Compliance with Laws.

                  The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental regulatory authority, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Restricted Subsidiaries, taken as a whole.

                  SECTION 1009.              Limitation on Restricted Payments.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock (including, without limitation, any

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payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Capital Stock in their capacity as such (other than dividends or distributions payable in Capital Stock (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company), (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or another Restricted Subsidiary, (iii) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase, redemption or other acquisition of Subordinated Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment: (A) a Default shall have occurred and be continuing (or would result therefrom); (B) the Company could not incur at least an additional $1.00 of Indebtedness under paragraph (a) of the covenant contained in Section 1010; or
(C) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Company's Board of Directors, whose determination shall be conclusive and evidenced by a resolution of the Company's Board of Directors) declared or made subsequent to the date of this Indenture would exceed the sum of: (1) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the most recent fiscal quarter ended prior to the date of this Indenture to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which consolidated financial statements of the Company are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (2) 100% of the aggregate Net Cash Proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Capital Stock of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Capital Stock (other than Capital Stock (or Disqualified Stock or debt securities) sold to a Restricted Subsidiary of the Company); and (3) in the case of the disposition or repayment of any Investment constituting a Permitted Investment (without duplication of any amount deducted in calculating the amount of Investments at any time outstanding included in the amount of Restricted Payments), an amount equal to the lesser of (x) the return of capital or similar repayment with respect to such Investment and (y) the initial amount of such Investment, in either case, less the cost of the disposition of such Investment.

                  (b) The provisions of the foregoing paragraph (a) will not prohibit: (i) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Capital Stock of the Company or Subordinated Obligations made by exchange (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares) for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries); provided, however, that (A) such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments and (B) the Net Cash Proceeds or reduction of Indebtedness from such sale shall be excluded in subsequent calculations of the amount of Restricted Payments; (ii) any purchase, redemption, repurchase, defeasance, retirement or other acquisition of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company that is permitted to be incurred pursuant to the covenant contained in Section 1010; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments; (iii) any purchase, redemption, repurchase, defeasance, retirement or other

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acquisition of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant contained in Section 1017; provided, however, that such purchase, redemption, repurchase, defeasance, retirement or other acquisition shall be excluded in subsequent calculations of the amount of Restricted Payments; (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with paragraph (a); provided, however, that such dividend shall be included in subsequent calculations of the amount of Restricted Payments; (v) any purchase or redemption of any shares of Capital Stock of the Company from employees of the Company and its Restricted Subsidiaries pursuant to the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees in an aggregate amount after the date of this Indenture not in excess of $5 million in any fiscal year, plus any unused amounts under this clause (v) from prior fiscal years; provided, however, that such purchases or redemptions shall be excluded in subsequent calculations of the amount of Restricted Payments; (vi) Restricted Payments in an aggregate amount not to exceed $50 million per annum (with any unutilized amounts carried forward to the next fiscal year, but no further); provided, that, after giving pro forma effect thereto, the Company would have had a Leverage Ratio of less than 2.0 to 1.0, however, such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments;
(vii) any purchase or redemption of any shares of Capital Stock of the Company or any payment of dividends on any Capital Stock of the Company in an aggregate amount not in excess of $210 million since the date of this Indenture, however, such purchases or redemptions will be excluded in subsequent calculations of the amount of Restricted Payments; and (viii) Restricted Payments not to exceed $50 million in the aggregate since the date of this Indenture; provided, however, such Restricted Payments will be excluded in subsequent calculations of the amount of Restricted Payments.

                  (c) Not later than five Business Days after making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 1009 were computed, which calculations may be based upon the Company's latest available financial statements. The Trustee shall have no duty to recompute or recalculate or verify the accuracy of the information set forth in such Officer's Certificate.

                  (d) The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary."

                  SECTION 1010.              Limitation on Indebtedness.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, incur any Indebtedness; provided, however, that the Company and any Restricted Subsidiary of the Company that is a Guarantor may incur Indebtedness if, on the date of the incurrence of such Indebtedness the Consolidated Coverage Ratio would be greater than 2.00 to 1.00.

                  (b) Notwithstanding the first paragraph, this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"): (i) the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under one or more Senior Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (b) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) not to exceed $700 million; (ii) the Guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this covenant; (iii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that: (A) if the Company or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the

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prior payment in full in cash of all Obligations with respect to the Securities, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and (B) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause; (iv) the incurrence by the Company and the Guarantors of Indebtedness represented by the Series A Notes and the related Note Guarantees to be issued on the date of this Indenture and the Series B Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement; (v) the incurrence by the Company and its Restricted Subsidiaries of Indebtedness existing on the date of this Indenture;
(vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the first paragraph of this covenant or clauses (ii), (iv), (v), (vi), (vii), (xi) or (xii) of this paragraph; (vii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (vii), not to exceed 2.5% of Consolidated Tangible Assets at any time outstanding;
(viii) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business and not for speculative purposes; (ix) the incurrence by the Company or any Restricted Subsidiary of Indebtedness evidenced by letters of credit issued in the ordinary course of business of the Company to secure workers' compensation and other insurance coverage; (x) the incurrence by the Foreign Subsidiaries of Indebtedness for working capital purposes if, at the time of incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries incurred pursuant to this clause
(x) and then outstanding does not exceed the amount equal to the sum of (x) 50% of the consolidated book value of the rental inventories of the Foreign Subsidiaries and (y) 75% of the consolidated book value of the accounts receivable of the Foreign Subsidiaries; (xi) the incurrence by the Company or any Restricted Subsidiary of Guarantees for Indebtedness of franchisees not to exceed $100 million outstanding at any one time; and (xii) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, which may include Bank Indebtedness, in an aggregate principal amount not to exceed $50 million outstanding at any one time.

                  (c) For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xii) in (b) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify, all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Senior Credit Facilities outstanding on the date on which Securities are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt. In addition, for purposes of determining compliance with this "Limitation on Indebtedness" covenant, the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant; provided, that the amount thereof is included in Consolidated Interest Expense of the Company as accrued.

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                  (d)      The Company will not permit any Unrestricted
Subsidiary to incur any Indebtedness other than Non-Recourse Debt. However, if any such Indebtedness ceases to be Non-Recourse Debt, then such event shall constitute an incurrence of Indebtedness by the Company or a Restricted Subsidiary.

                  SECTION 1011.              Limitation on Layering.

                  The Company shall not incur any Indebtedness that is expressly subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is contractually subordinated in right of payment to Senior Subordinated Indebtedness. No Guarantor will incur any Indebtedness that is expressly subordinate in right of payment to any Guarantor Senior Indebtedness of such Guarantor unless such Indebtedness is Guarantor Senior Subordinated Indebtedness of such Guarantor or is contractually subordinated in right of payment to Guarantor Senior Subordinated Indebtedness of such Guarantor. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate or junior to Indebtedness that is so guaranteed merely because it is not so guaranteed.

                  SECTION 1012.              Limitation on Affiliate
Transactions.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service with any Affiliate of the Company (an "Affiliate Transaction") on terms (i) that taken as a whole are less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate and (ii) that, in the event such Affiliate Transaction involves an aggregate amount in excess of $15.0 million, are not in writing and have not been approved by a majority of the members of the Board of Directors having no material personal financial interest in such Affiliate Transaction or, in the event there are no such members, as to which the Company has not obtained a Fairness Opinion (as hereinafter defined). In addition, any transaction involving aggregate payments or other transfers by the Company and its Restricted Subsidiaries in excess of $30.0 million will also require an opinion (a "Fairness Opinion") from an independent investment banking firm or appraiser, as appropriate, of national prominence, to the effect that the terms of such transaction are fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

                  (b) The provisions of the foregoing paragraph (a) shall not prohibit (i) any Restricted Payment permitted by Section 1009, or any Permitted Investment, (ii) the performance of the Company's or Restricted Subsidiary's obligations under any employment contract, collective bargaining agreement, agreement for the provision of services, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation, performance or indemnification or contribution obligations, to employees, officers or directors in the ordinary course of business, (iv) any issuance, grant or award of stock, options or other securities, to employees, officers or directors in the ordinary course of business, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) any other transaction arising out of agreements in existence on the date of this Indenture and (vii) transactions with suppliers or other purchasers or sellers of goods or services, in each case in the ordinary course of business and on terms no less favorable to the Company or the Restricted Subsidiary, as the case may be, than those that could be obtained at such time in arm's-length dealings with a Person which is not an Affiliate.

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                  SECTION 1013.              Limitation on Restrictions on
Distributions from Restricted Subsidiaries.

                  The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (ii) make any loans or advances to the Company or (iii) transfer any of its property or assets to the Company, except (A) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture (including, without limitation, the Senior Credit Facility); (B) any encumbrance or restriction with respect to a Restricted Subsidiary (1) pursuant to an agreement relating to any Indebtedness incurred by a Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company, or of another Person that is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from, or merger or consolidation with, such Person (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company, or such acquisition of assets, merger or consolidation) and outstanding on the date of such acquisition, merger or consolidation or (2) pursuant to any agreement (not relating to any Indebtedness) in existence when a Person becomes a Subsidiary of the Company or when such agreement is acquired by the Company or any Subsidiary thereof, that is not created in contemplation of such Person becoming such a Subsidiary or such acquisition (for purposes of this clause (B), if another Person is the Successor Company, any Subsidiary or agreement thereof shall be deemed acquired or assumed, as the case may be, by the Company when such Person becomes the Successor Company); (C) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement (a "Refinancing Agreement") effecting a refinancing of Indebtedness incurred pursuant to, or that otherwise extends, renews, refinances or replaces, an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) (an "Initial Agreement") or contained in any amendment to an Initial Agreement; provided, however, that the encumbrances and restrictions contained in any such Refinancing Agreement or amendment are no less favorable to the Holders of the Securities taken as a whole than encumbrances and restrictions contained in the Initial Agreement or Agreements to which such Refinancing Agreement or amendment relates; (D) any encumbrance or restriction
(1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any lease, license or other contract,
(2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, (3) contained in mortgages, pledges or other agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restrictions restrict the transfer of the property subject to such mortgages, pledges or other security agreements or (4) pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of the Company or any Restricted Subsidiary; (E) any restriction with respect to a Restricted Subsidiary (or any of its property or assets) imposed pursuant to an agreement entered into for the direct or indirect sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary (or the property or assets that are subject to such restriction) pending the closing of such sale or disposition; and (F) any encumbrance or restriction on the transfer of property or assets required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary or any of their businesses.

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                  SECTION 1014.              Limitation on Sale or Issuance of
Preferred Stock of Restricted Subsidiaries.

                  The Company shall not sell any shares of Preferred Stock of a Restricted Subsidiary, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell any shares of its Preferred Stock to any Person (other than to the Company or a Restricted Subsidiary).

                  SECTION 1015.              Limitation on Liens.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or permit to exist any Lien (other than Permitted Liens) on any of its property or assets (including Capital Stock), whether owned on the date of this Indenture or thereafter acquired, securing any Indebtedness that is not Senior Indebtedness (the "Initial Lien"), unless contemporaneously therewith effective provision is made to secure the obligations due under this Indenture and the Securities equally and ratably with such obligation for so long as such obligation is secured by such Initial Lien. Any such Lien thereby created in favor of the Securities will be automatically and unconditionally released and discharged upon (i) the release and discharge of the Initial Lien to which it relates, or (ii) any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Initial Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

                  SECTION 1016.              Change of Control.

                  (a) Upon the occurrence of a Change of Control, each Holder will have the right to require the Company to repurchase all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase and Liquidated Damages, if any (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) (the "Change of Control Offer"); provided, however, that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this covenant in the event that it has exercised its right to redeem all of the Securities pursuant to Section 1101.

                  (b) Within 30 days following any Change of Control (or at the Company's option, prior to such Change of Control but after the public announcement thereof), unless the Company has mailed a redemption notice in connection with such Change of Control as described in Section 1105, the Company shall mail a notice to each Holder with a copy to the Trustee stating:

                           (i) that a Change of Control has occurred or will occur and that such Holder has (or upon such occurrence will have) the right to require the Company to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase and Liquidated Damages, if any (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

                           (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

                           (iii) the date of purchase (which shall be no earlier than 30 days nor later than 90 days from the date such notice is mailed);

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                           (iv)     the instructions determined by the Company,
         consistent with this covenant, that a Holder must follow in order to have its Securities purchased; and

                           (v) that, if such offer is made prior to such Change of Control, payment is conditioned on the occurrence of such Change of Control.

                  (c)      Prior to complying with any of the provisions of this
Section 1016, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Indebtedness or obtain the requisite consents, if any, under all agreements governing outstanding Senior Indebtedness to permit the repurchase of Securities required by this covenant.

                  (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

                  SECTION 1017.              Limitation on Sales of Assets.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair market value of the shares and assets subject to such Asset Disposition of such fair market value shall be determined in good faith by the Board of Directors, whose determination shall be conclusive (including as to the value of all non-cash consideration), (ii) at least 75% of the consideration therefor (excluding, in the case of an Asset Disposition of assets, any consideration by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise, which are not Indebtedness) received by the Company or such Restricted Subsidiary is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or Indebtedness (other than Preferred Stock)), to prepay, repay or purchase Senior Indebtedness or such Indebtedness (in each case other than Indebtedness owed to the Company or a Restricted Subsidiary of the Company) within 365 days after the date of such Asset Disposition; (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by the Company or another Restricted Subsidiary) within 365 days from the date of such Asset Disposition or, if such reinvestment in Additional Assets is a project authorized by the Board of Directors that will take longer than 365 days to complete, the period of time necessary to complete such project; (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B) (such balance, the "Excess Proceeds"), to make an offer to purchase Securities at a price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the purchase date, and (to the extent required by the terms thereof) any other Senior Subordinated Indebtedness pursuant and subject to the conditions of the agreements governing such other Indebtedness at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date and Liquidated Damages, if any; and (D) fourth, to the extent of the balance of such Excess Proceeds after application in accordance with clauses (A), (B) and (C) above, to fund (to the extent consistent with any other applicable provision of this Indenture) any general corporate purpose (including the repayment of Subordinated Obligations); provided, however,

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that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Pending the final application of any Net Available Cash, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Available Cash in any manner that is not prohibited under this Indenture. Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $25.0 million.

                  To the extent that the aggregate principal amount of the Securities and other Senior Subordinated Indebtedness tendered pursuant to an offer to purchase made in accordance with clause (C) above exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and Senior Subordinated Indebtedness to be purchased on a pro rata basis, based on the aggregate principal amount thereof surrendered in such offer to purchase. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset to zero.

                  For the purposes of this covenant, the following are deemed to be cash: (v) Cash Equivalents, (w) the assumption of Indebtedness of the Company (other than Disqualified Stock of the Company) or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (x) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Disposition, to the extent that the Company and each other Restricted Subsidiary is released from any Guarantee (or is the beneficiary of any indemnity with respect thereto which is secured by any letter of credit or cash equivalents) of such Indebtedness in connection with such Asset Disposition, (y) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash, and (z) consideration consisting of Indebtedness of the Company or any Restricted Subsidiary.

                  (b) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

                  SECTION 1018.              Statement by Officers as to
Default.

                  (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether it has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill its obligations under this Indenture and further stating, as to each such officer signing such certificate, that, to the best of his or her knowledge, the Company during such preceding fiscal year has kept, observed, performed and fulfilled, and has caused each of its Restricted Subsidiaries to keep, observe, perform and fulfill, each and every such covenant contained in this Indenture and no Default or Event of Default occurred during such year and at the date of such certificate there is no Default or Event of Default which has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe its status, with particularity and that, to the best of his or her knowledge, no event has occurred and remains by reason of which payments on the account of the principal of or interest, if any, on the Securities is

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

prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto. The Officer's Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end. For purposes of this Section 1018(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Significant Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $50 million), the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission an Officer's Certificate specifying such event, notice or other action within five Business Days of its occurrence.

                  SECTION 1019.              Reporting Requirements.

                  Whether or not required by the SEC's rules and regulations, so long as any Securities are outstanding, the Company will furnish to the Holders, within the time periods specified in the SEC's rules and regulations: (i) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (i) and (ii) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  If, at any time, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC and make such information available to securities analysts and prospective investors upon request. The Company will at all times comply with TIA Section 314(a).

                  In addition, the Company and the Guarantors agree that, for so long as any Securities remain outstanding, at any time they are not required to file the reports required by the preceding paragraph with the SEC, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

                  SECTION 1020.              Future Guarantors.

                  If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental Indenture and deliver an opinion of counsel satisfactory to the trustee within 10 Business Days of the date on which it was acquired or created.

                  SECTION 1021.              Designation of Unrestricted
Subsidiaries.

                  The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under clause (C) of paragraph (a) of Section 1009. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greater of the fair market value or the book value of such Subsidiary at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

                  SECTION 1022.              Limitation on Sale/Leaseback
Transactions.

                  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless: (i) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 1010; (ii) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property; and (iii) the transfer of such property is permitted by, and the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with, the covenant described under Section 1017.

                                 ARTICLE ELEVEN.

                            REDEMPTION OF SECURITIES

                  SECTION 1101.              Optional Redemption.

                  At any time prior to May 1, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Securities issued under this Indenture at a redemption price of 107.500% of the principal amount, plus accrued and unpaid interest to the redemption date and Liquidated Damages, if any, with the net cash proceeds of one or more Public Equity Offerings; provided, that: (i) at least 65% of the aggregate principal amount of Securities issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries); and (ii) the redemption occurs within 45 days of the date of the closing of such Public Equity Offering.

                  Except pursuant to the preceding paragraph, the Securities will not be redeemable at the Company's option prior to May 1, 2006.

                  Upon not less than 30 nor more than 90 days' notice, the Securities are redeemable, at the Company's option, in whole or in part, at any time and from time to time on and after May 1, 2006 and prior to maturity. The Securities may be redeemed at the following redemption prices, expressed as a percentage of principal amount, plus accrued and unpaid interest to the redemption date and Liquidated Damages, if any, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the 12-month period commencing on May 1st of the years set forth below:

        PERIOD                                                          REDEMPTION PRICE
        ------                                                          ----------------
 2006.........................................................              103.750%
 2007.........................................................              102.500%
 2008.........................................................              101.250%
 2009 and thereafter..........................................              100.000%

                  SECTION 1102.              Applicability of Article.

                  Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1103.              Election to Redeem; Notice to
Trustee.

                  The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 90 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date, the specific provision of the Indenture pursuant to which such redemption is being made, the Redemption Price and the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

                  SECTION 1104.              Selection by Trustee of
Securities to Be Redeemed.

                  If less than all the Securities are to be redeemed at any time pursuant to an optional redemption, the particular Securities to be redeemed shall be selected at least 30 but not more than 90 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, in compliance with the requirements of the principal securities exchange, if any, on which such Securities are listed, or, if such Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements) and which may provide for the selection for redemption of portions of the principal of the Securities; provided, however, that no Securities of a principal amount of $1,000 or less shall be redeemed in part.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 1105.              Notice of Redemption.

                  Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. The Trustee shall give notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the following items.

                  All notices of redemption shall state:

                           (i)      the Redemption Date,

                           (ii) the Redemption Price and the amount of accrued interest and Liquidated Damages to the Redemption Date payable as provided in Section 1107, if any,

                           (iii) if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be Outstanding after such partial redemption,

                           (iv) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed,

                           (v) that on the Redemption Date the Redemption Price (and accrued interest and Liquidated Damages to the Redemption Date, if any, payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and, unless the Company defaults in making the redemption payment, that interest on Securities called for redemption (or the portion thereof) will cease to accrue on and after said date,

                           (vi) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest and Liquidated Damages, if any,

                           (vii)    the name and address of the Paying Agent,

                           (viii) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

                           (ix) that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                           (x) the CUSIP number, and that no representation is made as to the accuracy or correctness of the CUSIP number, if any, listed in such notice or printed on the Securities, and

                           (xi) the paragraph of the Securities and/or Section of the Indenture pursuant to which the Securities are to be redeemed.

                  SECTION 1106.              Deposit of Redemption Price.

                  One Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Subsidiaries is acting as Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest and Liquidated Damages on, all the Securities which are to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest and Liquidated Damages, if any, on, all Securities to be redeemed or purchased.

                  SECTION 1107.              Securities Payable on Redemption
Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest and Liquidated Damages, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest and Liquidated Damages) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest and Liquidated Damages, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date or Special Record Date, as the case may be, according to their terms and the provisions of Section 309 and Liquidated Damages shall be payable to the Holders of such Securities as provided in the Registration Rights Agreement.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

                  SECTION 1108.              Securities Redeemed in Part.

                  Any Security which is to be redeemed only in part (pursuant to the provisions of this Article) shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security at the expense of the Company, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered, provided, that each such new Security will be in a principal amount of $1,000 or integral multiple thereof.

                  SECTION 1109.              Mandatory Redemption

                  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Securities.

                  SECTION 1110. Offer to Purchase by Application of Excess Proceeds.

                  In the event that, pursuant to Section 1017 hereof, the Company is required to commence an offer to all Holders to purchase Securities (an "Asset Sale Offer"), it will follow the procedures specified below.

                  The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Securities and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Securities and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

                  If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Liquidated Damages, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

                  Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                           (a) that the Asset Sale Offer is being made pursuant to this Section 1110 and Section 1017 hereof and the length of time the Asset Sale Offer will remain open;

                           (b) the Offer Amount, the purchase price and the Purchase Date;

                           (c) that any Securities not tendered or accepted for payment will continue to accrue interest;

                           (d) that, unless the Company defaults in making such payment, any Security accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                           (e) that Holders electing to have a Security purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in integral multiples of $1,000 only;

                           (f) that Holders electing to have a Security purchased pursuant to any Asset Sale Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                           (g) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Security purchased;

                           (h) that, if the aggregate principal amount of Securities and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Securities and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Securities and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, will be purchased); and

                           (i) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

                  On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Securities or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 1110. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Security, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

                  Other than as specifically provided in this Section 1110, any purchase pursuant to this Section 1110 shall be made pursuant to the provisions of Sections 1102 through 1108 hereof.

                                 ARTICLE TWELVE.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1201. Company's Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at the option of its Board of Directors in a resolution set forth in a Company Order, at any time elect to have either
Section 1202 or Section 1203 be applied to all Outstanding Securities upon compliance with the conditions set forth in this Article Twelve.

                  SECTION 1202.              Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 1204, be deemed to have been discharged from their obligations with respect to all Outstanding Securities (including the Note Guarantees) on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire Indebtedness represented by the Outstanding Securities (including the Note Guarantees), which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in
(i) and (ii) below, and to have satisfied all their other obligations under such Securities, the Note Guarantees and this Indenture (and the Trustee, on the demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in
Section 1204 and as more fully set forth in such Section, payments in respect of the principal of, and premium and Liquidated Damages, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Article Three and Sections 1002 and 1003 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and the Company's and the Guarantor's obligations in connection therewith and (iv) this Article Twelve.

                  If the Company exercises its option under this Section 1202, payment of the principal of, or premium or Liquidated Damages, if any, or interest on the Securities shall not be accelerated because of any Event of Default.

                  Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Securities.

                  SECTION 1203.              Covenant Defeasance.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company and the Guarantors will, subject to the satisfaction of the covenants set forth in Section 1204 hereof, be released from each of their obligations under any covenant contained in Sections 1009, 1010, 1011, 1012, 1013, 1014, 1015, 1016, 1017, 1019, 1020, 1021 or 1022, the
operation of Section 501(vi), Section 501(vii) (with respect only to Significant Subsidiaries), Section 501(viii) (with respect only to Significant Subsidiaries) and Section 501(ix) and the limitations contained in Sections 801(a)(iii) and
(iv) with respect to the Outstanding Securities on and after the date the conditions set forth in Section 1204 are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Securities will not be outstanding for accounting purposes). If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified under Section 501(iv), (vi), (vii) (with respect only to Significant Subsidiaries), (viii) (with respect only to Significant Subsidiaries) and (ix) or because of the failure of the Company to comply with Sections 801(a)(iii) and
(iv). For this purpose, such Covenant Defeasance means that, with respect to the Outstanding Securities and the Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501, but, except as specified above, the remainder of this Indenture and such Securities and Note Guarantees shall be unaffected thereby.

                  SECTION 1204. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either
Section 1202 or Section 1203 to the Outstanding Securities and the Note
Guarantees:

                           (i) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of this Indenture who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds, money or U.S. Government Obligations, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium and Liquidated Damages, if any, and interest due on the Outstanding Securities on the Stated Maturity or on the applicable Redemption Date as the case may be, of such principal, premium and Liquidated Damages, if any, or interest on the Outstanding Securities;

                           (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee (which opinion may be subject to customary assumptions and exclusions) confirming that (A) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States (which opinion may be subject to customary assumptions and exclusions) shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                           (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                           (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                           (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any Guarantor or any of their Subsidiaries is a party or by which the Company or any Guarantor or any of their Subsidiaries is bound;

                           (vi) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others;

                           (vii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel in the United States (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with; and

                           (viii) the Company shall have delivered to the Trustee the opinion of a nationally recognized firm of independent public accountants stating the matters set forth in paragraph (i) above.

                  SECTION 1205. Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying

Agent (including the Company or its Subsidiaries or Affiliates acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law. Money and U.S. Government Obligations so held in trust are not subject to Article Thirteen.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                  Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

                  SECTION 1206.              Reinstatement.

                  If the Trustee or any Paying Agent is unable to apply any money or Government Obligations in accordance with Section 1205 by reason of any legal proceeding or by any reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantor's obligations under this Indenture and the Securities and Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of, or premium or Liquidated Damages, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money and U.S. Government Obligations held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN.

                           SUBORDINATION OF SECURITIES

                  SECTION 1301.              Securities Subordinate to Senior
Indebtedness.

                  The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, for the benefit of the holders, from time to time, of Senior Indebtedness that, to the extent and in the manner hereinafter set forth in this Article, the Indebtedness represented by the Securities and the payment of the principal of, and premium and Liquidated Damages, if any, and interest on each and all of the Securities and all other Subordinated Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter incurred, created, assumed or, except as set forth in Section 1014, guaranteed. The Securities will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company.

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                  SECTION 1302.              Payment over of Proceeds upon
Dissolution, Etc.

                  Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization or bankruptcy, insolvency or receivership of or similar proceeding relating to the Company or its property:

                           (i) the holders of Senior Indebtedness will be entitled to receive payment in full in cash or Cash Equivalents of the Senior Indebtedness (including interest after, or which would accrue but for, the commencement of any proceeding at the rate specified in the applicable Senior Indebtedness, whether or not a claim for such interest would be allowed in a proceeding) before the Holders of the Securities are entitled to receive any payment, and

                           (ii) until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Holders of the Securities would be entitled but for the subordination provisions of this Indenture will be made to holders of the Senior Indebtedness as their interests may appear (except that Holders of Securities may receive securities that are subordinated at least to the same extent as the Securities to the Senior Indebtedness and any securities issued in exchange for any Senior Indebtedness).

                  SECTION 1303. Suspension of Payment When Senior Indebtedness in Default.

                  (a) The Company may not pay principal of, or premium or Liquidated Damages, if any, or interest on, the Securities or make any deposit pursuant to the provisions described under "Defeasance" and may not otherwise purchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if:

                           (i) any Senior Indebtedness is not paid when due in cash or Cash Equivalents; or

                           (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless (A) the default has been cured or waived and any such acceleration has been rescinded in writing or (B) such Senior Indebtedness has been paid in full in cash or Cash Equivalents;

provided, however that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) above has occurred and is continuing.

                  (b) During the continuance of any default (other than a default described in clause (a) (i) or (a) (ii) above) with respect to any Designated Senior Indebtedness, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing or (iii) because such Designated Senior Indebtedness has been repaid in full in cash (or such payment has been duly provided for in a manner acceptable to the holders of such Designated Senior Indebtedness)). Notwithstanding the provisions described in the immediately preceding sentence (but subject to Section 1303(a)), unless the holders of such Designated Senior Indebtedness or the Representative of such holders

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have accelerated the maturity of such Designated Senior Indebtedness, the
Company may resume payments on the Securities after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if a Blockage Notice is given by a holder of Designated Senior Indebtedness other than Bank Indebtedness during the 360-day period, representative of Bank Indebtedness may give another Blockage Notice during the 360-day period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days during any 360 consecutive day period.

                  SECTION 1304.              Acceleration of Securities.

                  If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration. The Company may not pay the Securities until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if the subordination provisions of this Indenture otherwise permit payment at that time.

                  SECTION 1305.              When Distribution Must Be Paid
Over.

                  If a distribution is made to Holders of the Securities that, due to the provisions of this Article Thirteen, should not have been made to them, such Holders are required to hold it in trust for the Holders of Senior Indebtedness and pay it over to them as their interests may appear.

                  With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article Thirteen, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Thirteen, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

                  SECTION 1306.              Notice by Company.

                  The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Securities that violate this Article, but failure to give such notice shall not affect the subordination of the Securities to the Senior Indebtedness as provided in this Article Thirteen.

                  SECTION 1307.              Payment Permitted If No Default.

                  Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1302 or under the conditions described in Section 1303, from making payments at any time of principal of, or premium or Liquidated Damages, if any, or interest on the Securities.

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                  SECTION 1308.              Subrogation to Rights of Holders of
Senior Indebtedness.

                  Subject to the payment in full of all Senior Indebtedness in cash or Cash Equivalents, the Holders shall be subrogated (equally and ratably with the holders of all pari passu Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the Subordinated Obligations shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or on their behalf or by the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness; it being understood that the provisions of this Article are intended solely for the purpose of determining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                  SECTION 1309.              Provisions Solely to Define
Relative Rights.

                  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, and premium and Liquidated Damages, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company of the Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (c) prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness. If the Company fails because of this Article to pay principal, or premium or Liquidated Damages, if any, or interest on a Security on the due date, the failure is still a Default or Event of Default.

                  SECTION 1310.              Trustee to Effectuate
Subordination.

                  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 504 hereof at least 30 days before the expiration of the time to file such claim, the agent bank under the Senior Credit Facility (if such facility is still outstanding) is hereby authorized to file an appropriate claim for and on behalf of the Holders of the Securities.

                  SECTION 1311.              Subordination May Not Be Impaired
by Company.

                  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

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                  SECTION 1312.              Distribution or Notice to
Representative.

                  Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

                  Upon any payment or distribution of assets of the Company referred to in this Article Thirteen, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other acts pertinent thereto or to this Article Thirteen.

                  SECTION 1313.              Notice to Trustee.

                  (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company, agent bank under the Senior Credit Facility or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to TIA Sections 315(a) through 315(d), shall be entitled in all respects to assume that no such facts exist; provided, however, that, if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of, or premium or Liquidated Damages, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  (b) Subject to TIA Sections 315(a) through 315(d), the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                  SECTION 1314. Reliance on Judicial Order or Certificate of Liquidating Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to TIA Sections 315(a) through 315(d), and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian,

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assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that such court, trustee, receiver, custodian, assignee, agent or other Person has been apprised of, or the order, decree or certificate makes reference to, the provisions of this Article.

                  SECTION 1315. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Any Agent may do the same with like rights. Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

                  SECTION 1316.              Article Applicable to Paying
Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1315 shall not apply to the Company or any Affiliate or Subsidiary of the Company if it or such Affiliate or Subsidiary acts as Paying Agent.

                  SECTION 1317.              No Suspension of Remedies.

                  Nothing contained in this Article shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law, except as provided in Article Five.

                  SECTION 1318.              Modification of Terms of Senior
Indebtedness.

                  Any renewal or extension of the time of payment of any Senior Indebtedness or the exercise by the holders of Senior Indebtedness of any of their rights under any instrument creating or evidencing Senior Indebtedness, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders or the Trustee.

                  No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Indebtedness is outstanding or of such Senior Indebtedness, whether or not such release is in accordance with the provisions of any applicable document, shall in any way alter or affect any of the provisions of this Article Thirteen or of the Securities relating to the subordination thereof.

                  SECTION 1319.              Trust Moneys Not Subordinated.

                  Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article Twelve hereof by the Trustee (or

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other qualifying trustee) and which were deposited in accordance with the terms of Article Twelve hereof and not in violation of Section 1303 hereof for the payment of principal of, and premium and Liquidated Damages, if any, and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Thirteen, and none of the Holders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

                  SECTION 1320. Trustee Not Fiduciary for Holders of Senior Indebtedness.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Indebtedness shall be read into this Indenture against the Trustee.

                                ARTICLE FOURTEEN.

                                   GUARANTEES

                  SECTION 1401.              Note Guarantees.

                  (a) With the exception of any Non-Guarantor Subsidiaries, each Domestic Subsidiary of the Company as of the date hereof, will act as a Guarantor. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, on an unsecured senior subordinated basis (i) the full and punctual payment of principal of, and premium and Liquidated Damages, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption, by required repurchase or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other monetary obligations of the Company and the Guarantors under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company and the Guarantors under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Guarantor agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without further notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article Fourteen notwithstanding any extension or renewal of any Guaranteed Obligation.

                  (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The Guaranteed Obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture or the Securities or any other agent or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (f)

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subject to Section 1406, any change in the ownership of such Guarantor; or (g)
any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                  (c) Each Guarantor further agrees that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                  (d) Except as expressly set forth in Sections 1403, 1405, 1202 and 1203, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  (e) Each Guarantor further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company or the Guarantors to the Holders and the Trustee.

                  (g) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Eight for the purposes of such Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Five, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this
Section 1401. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

                  (h) Each Guarantor also agrees to pay any and all costs and expenses (including attorneys' fees and disbursements) incurred by the Trustee or any Holder in enforcing or obtaining advice

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of counsel in respect of any rights with respect to or collecting from such
Guarantor under this Note Guarantee under this Section 1401.

                  SECTION 1402.              Subordination of Note Guarantee.

                  The Guaranteed Obligations of each Guarantor under its Note Guarantee pursuant to this Article Fourteen will be junior and subordinated to the Guarantor Senior Indebtedness of such Guarantor on the same basis as the Securities are junior and subordinated to Senior Indebtedness of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including Article Thirteen hereof.

                  SECTION 1403.              Limitation on Liability.

                  Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Guarantor Obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Guarantor Obligations of such other Guarantor under this Article Fourteen, result in the Guarantor Obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

                  SECTION 1404.              No Waiver.

                  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article Fourteen shall operate as a waiver thereof, or shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article Fourteen at law, in equity, by statute or otherwise.

                  SECTION 1405.              Modification.

                  No modification, amendment or waiver of any provision of this Article Fourteen, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in compliance with Article Nine of this Indenture, be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purposes for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

                  SECTION 1406.              Consolidation and Merger

                  Each Guarantor is permitted to consolidate or merge into or sell its assets to the Company or another Wholly Owned Subsidiary of the Company that is a Guarantor without limitation. Each Guarantor is permitted to consolidate with or merge into or sell all or substantially all of its assets to a corporation, partnership, trust, limited partnership, limited liability company or other similar entity other than the Company or another Wholly Owned Subsidiary of the Company that is a Guarantor if: (i) the provisions under this Indenture, including Section 1017, are complied with; and (ii) such Guarantor is released from all of its obligations under this Indenture and its Note Guarantee pursuant to Article Nine hereof. However, termination of the Note Guarantee will only occur to the extent that the Guarantor's obligations under the Senior Credit Facility and all of its Guarantees of any other Indebtedness of the Company also terminate.

                  SECTION 1407.              Release of Guarantor.

                  Upon the occurrence of a sale or other disposition (including by way of consolidation or merger) of a Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (in each case other than to the Company or an Affiliate of the Company) pursuant to and in accordance with the terms and provisions of this Indenture, such Guarantor shall be deemed released from all obligations under this Article Fourteen without any further action required on the part of the Trustee or any Holder; provided, however, that any such release will occur only to the extent that all obligations of such Guarantor under the Senior Credit Facility and all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company will also terminate concurrently with such release and, provided further that that the Net Available Cash of such sale or other disposition is applied in accordance with the applicable provisions of this Indenture, including without limitation Section 1017 hereof. At the request of the Company and upon receipt of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 1017 hereof, the Trustee shall execute and deliver an appropriate instrument provided to it evidencing such release.

                  SECTION 1408.              Execution and Delivery of Note
Guarantee.

                  To evidence its Note Guarantee set forth in Section 1401, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

                  Each Guarantor hereby agrees that its Note Guarantee set forth in Section 1401 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.

                  If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

                  In the event that the Company creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 1020 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of
Section 1020 hereof and this Article Fourteen, to the extent applicable.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                             RENT-A-CENTER, INC.

                                             By: /s/ MARK E. SPEESE
                                                 ------------------------------
                                              Mark E. Speese
                                              Chairman of the Board and
                                                   Chief Executive Officer

                                             RENT-A-CENTER EAST, INC.

                                             By: /s/ MARK E. SPEESE
                                                 ------------------------------
                                              Mark E. Speese
                                              President

                                             COLORTYME, INC.

                                             By: /s/ MARK E. SPEESE
                                                 ------------------------------
                                              Mark E. Speese
                                              Vice President

                                             RENT-A-CENTER WEST, INC.

                                             By: /s/ MARK E. SPEESE
                                                 ------------------------------
                                              Mark E. Speese
                                              President

                                             GET IT NOW, LLC

                                             By: /s/ MARK E. SPEESE
                                                 ------------------------------
                                              Mark E. Speese
                                              President

                                             RENT-A-CENTER TEXAS, L.P.

                                             By: /s/ MARK E. SPEESE
                                                 ------------------------------
                                              Mark E. Speese
                                              Chief Executive Officer

                                             RENT-A-CENTER TEXAS, L.L.C.

                                             By: /s/ JAMES ASHWORTH
                                                 -----------------------------
                                              James Ashworth
                                              President

                                             THE BANK OF NEW YORK,
                                             as Trustee

                                             By: /s/ VAN K. BROWN
                                                 ------------------------------
                                                 Van K. Brown
                                                 Vice President

                                                                       EXHIBIT A

                         FORM OF CERTIFICATE OF TRANSFER

Rent-A-Center, Inc.
5700 Tennyson Parkway, Third Floor
Plano, Texas 75024

The Bank of New York
5 Penn Plaza, 13th Floor
New York, New York 10001

    Re:  7 1/2% Senior Subordinated Notes due 2010

                  Reference is hereby made to the Indenture, dated as of May 6, 2003 (the "Indenture"), among Rent-A-Center, Inc, a Delaware corporation, as issuer (the "Company"), the Guarantors named on the signature pages thereto and The Bank of New York, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ___________________, (the "Transferor") owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $___________ in such Security[ies] or interests (the "Transfer"), to ___________________________ (the "Transferee"),
as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

                  1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE RULE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

                  3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE IAI GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit C to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

                  4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

                  (a) [ ]  CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i)
The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement

Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) [ ]  CHECK IF TRANSFER IS PURSUANT TO REGULATION S.
(i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                           _____________________________________
                                                [Insert Name of Transferor]

                                           By:__________________________________
                                            Name:
                                            Title:

Dated:  _______________________

                                                                      ANNEX    A

                       ANNEX A TO CERTIFICATE OF TRANSFER

               1. The Transferor owns and proposes to transfer the following:

                             [CHECK ONE OF (a) OR (b)]

                                 (a)    [ ] a beneficial interest in the:

                        (i)   [ ] Rule 144A Global Note (CUSIP _________), or

                        (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                        (iii) [ ] IAI Global Note (CUSIP _________); or

                   (b)  [ ]  a Restricted Definitive Note.

               2.       After the Transfer the Transferee will hold:

                                       [CHECK ONE]

                   (a)  [ ]  a beneficial interest in the:

                        (i)   [ ] Rule 144A Global Note (CUSIP _________), or

                        (ii)  [ ] Regulation S Global Note (CUSIP _________), or

                        (iii) [ ] IAI Global Note (CUSIP _________); or

                        (iv)  [ ] Unrestricted Global Note (CUSIP _________); or

                   (b)  [ ]  a Restricted Definitive Note; or

                   (c)  [ ]  an Unrestricted Definitive Note,

                   in accordance with the terms of the Indenture.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF EXCHANGE

Rent-A-Center, Inc.
5700 Tennyson Parkway, Third Floor
Plano, Texas 75024

The Bank of New York
5 Penn Plaza, 13th Floor
New York, New York 10001

         Re:  7 1/2% Senior Subordinated Notes due 2010

                              (CUSIP ____________)

                  Reference is hereby made to the Indenture, dated as of May 6, 2003 (the "Indenture"), among Rent-A-Center, Inc, a Delaware corporation, as issuer (the "Company"), the Guarantors named on the signature pages thereto and The Bank of New York, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  __________________________, (the "Owner") owns and proposes to exchange the Security[ies] or interest in such Security[ies] specified herein, in the principal amount of $____________ in such Security[ies] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

                  (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ]Rule 144A Global Note, [ ] Regulation S Global Note, [ ] IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          ______________________________________
                                                [Insert Name of Transferor]

                                          By:___________________________________
                                           Name:
                                           Title:

Dated: ______________________

                                                                       EXHIBIT C

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Rent-A-Center, Inc.
5700 Tennyson Parkway, Third Floor
Plano, Texas 75024

The Bank of New York
5 Penn Plaza, 13th Floor
New York, New York 10001

         Re:  7 1/2% Senior Subordinated Notes due 2010

                  Reference is hereby made to the Indenture, dated as of May 6, 2003 (the "Indenture"), among Rent-A-Center, Inc, a Delaware corporation, as issuer (the "Company"), the Guarantors named on the signature pages thereto and The Bank of New York, a New York banking corporation, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $____________ aggregate principal amount of:

                  (a) [ ]  a beneficial interest in a Global Note, or

                  (b) [ ]  a Definitive Note,

                  we confirm that:

                  1. We understand that any subsequent transfer of the Securities or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Securities or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Securities or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Securities or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                   _____________________________________________
                                        [Insert Name of Accredited Investor]

                                   By:__________________________________________
                                    Name:
                                    Title:

Dated: _______________________

                                                                       EXHIBIT D

                         [FORM OF NOTATION OF GUARANTEE]

                  For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 6, 2003 (the "Indenture") among Rent-A-Center, Inc., a Delaware corporation, (the "Company"), the Guarantors listed in the signature pages thereto and The Bank of New York, a New York banking corporation, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Security in accordance with the provisions of the Indenture.

                                          [NAME OF GUARANTOR(S)]

                                          By:__________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT E

                         [FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, 200__, among __________________ (the "Guaranteeing
Subsidiary"), a subsidiary of Rent-A-Center, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 6, 2003 providing for the issuance of an aggregate principal amount of up to $300,000,000 of 7 1/2% Senior Subordinated Notes due 2010 (the "Securities");

                  WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

                  WHEREAS, pursuant to Section 901 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

                           (a) Along with all the Guarantors named in the Indenture, to unconditionally and irrevocably guarantee, jointly and severally, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, on an unsecured senior subordinated basis (i) the full and punctual payment of principal of, and premium and Liquidated Damages, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption, by required repurchase or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other monetary obligations of the Company under the Indenture and the Securities and the Guaranteeing Subsidiary under this Supplemental Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities and the Guaranteeing Subsidiary under this Supplemental Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). The Guaranteeing Subsidiary agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without further notice or further assent from such Guaranteeing Subsidiary and that such Guaranteeing Subsidiary will remain bound under this
         Section 2(a) notwithstanding any extension or renewal of any Guaranteed Obligation.

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

                           (b) Along with all the Guarantors named in the Indenture, waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guaranteeing Subsidiary waives notice of any default under the Securities or the Guaranteed Obligations. The Guaranteed Obligations of the Guaranteeing Subsidiary hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplemental Indenture or the Securities or any other agent or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; (f) subject to Section 1406 of the Indenture, any change in the ownership of the Guaranteeing Subsidiary; or (g) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

                           (c) Along with all the Guarantors named in the Indenture, that its Note Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

                           (d) Along with all the Guarantors named in the Indenture, except as expressly set forth in Sections 1403, 1405, 1202 and 1203 of the Indenture, the obligations of the Guaranteeing Subsidiary hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guaranteeing Subsidiary herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such guarantor or would otherwise operate as a discharge of the Guaranteeing Subsidiary as a matter of law or equity.

                           (e) Along with all the Guarantors named in the Indenture, the Guaranteeing Subsidiary further agrees that its Note Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                           (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guaranteeing Subsidiary or any other Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, the Guaranteeing Subsidiary, along with all the Guarantors named in the Indenture, hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i)

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

         the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Company, the Guaranteeing Subsidiary or the Guarantors to the Holders and the Trustee.

                           (g) Along with all the Guarantors named in the Indenture, the Guaranteeing Subsidiary agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guaranteeing Subsidiary agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article Eight for the purposes of such Note Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article Five, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purposes of this Section 2(g). The Guaranteeing Subsidiary will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

                           (h) Along with all the Guarantors named in the Indenture, the Guaranteeing Subsidiary also agrees to pay any and all costs and expenses (including attorneys' fees and disbursements) incurred by the Trustee or any Holder in enforcing or obtaining advice of counsel in respect of any rights with respect to or collecting from such Guarantor under this Note Guarantee under this
         Section 2(g).

                  3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Note Guarantee.

                  4. GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

                  Along with all the Guarantors named in the Indenture, the Guaranteeing Subsidiary is permitted to consolidate or merge into or sell its assets to the Company or another Wholly Owned Subsidiary of the Company that is a Guarantor without limitation. The Guaranteeing Subsidiary is permitted to consolidate with or merge into or sell all or substantially all of its assets to a corporation, partnership, trust, limited partnership, limited liability company or other similar entity other than the Company or another Wholly Owned Subsidiary of the Company that is a Guarantor if: (i) the provisions under the Indenture, including Section 1017, are complied with; and (ii) the Guaranteeing Subsidiary is released from all of its obligations under the Indenture, this Supplemental Indenture and its Note Guarantee pursuant to Article Nine of the Indenture. However, termination of the Note Guarantee will only occur to the extent that the Guaranteeing Subsidiary's obligations under the Senior Credit Facility and all of its Guarantees of any other Indebtedness of the Company also terminate.

                  5.       RELEASES.

                  Upon the occurrence of a sale or other disposition (including by way of consolidation or merger) of the Guaranteeing Subsidiary or the sale or disposition of all or substantially all the assets of the Guaranteeing Subsidiary (in each case other than to the Company or an Affiliate of the Company) pursuant to and in accordance with the terms and provisions of the Indenture, the Guaranteeing Subsidiary shall be deemed released from all obligations under Article Fourteen of the Indenture and this Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder; provided,

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

however, that any such release will occur only to the extent that all obligations of the Guaranteeing Subsidiary under the Senior Credit Facility and all of its Guarantees of, and under all of its pledges of assets or other security interests which secure, any other Indebtedness of the Company will also terminate concurrently with such release and, provided further that that the Net Available Cash of such sale or other disposition is applied in accordance with the applicable provisions of the Indenture, including without limitation Section 1017 of the Indenture. At the request of the Company and upon receipt of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 1017 of the Indenture, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                  6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Securities, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

                  7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                  10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

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

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                  Dated: _______________, 20___

                                             [GUARANTEEING SUBSIDIARY]

                                             By: _______________________________
                                             Name:
                                             Title:

                                             RENT-A-CENTER, INC.

                                             By: _______________________________
                                             Name:
                                             Title:

                                             [EXISTING GUARANTORS]

                                             By: _______________________________
                                             Name:
                                             Title:

                                             THE BANK OF NEW YORK,
                                              as Trustee

                                             By: _______________________________

                                                 Authorized Signatory

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